                                                                  Exhibit 10.5.1


                                 BUILDING LEASE

                                     between

                            EAGLE INSURANCE COMPANY,

                                                    Landlord

                                     - and -

                               THE NPD GROUP, INC.

                                                    Tenant

                        100 Charles Lindbergh Boulevard,
                            Uniondale, New York 11553

                             Dated: August 18, 1997

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                                TABLE OF CONTENTS

ARTICLE 1          FUNDAMENTAL LEASE PROVISIONS ...........................  1
    SECTION 1.1.         Fundamental Lease Provisions .....................  1
    SECTION 1.2.         Definitional Provisions ..........................  2

ARTICLE 2          PREMISES AND LEASE TERM ................................  3
    SECTION 2.1.         Demise of Premises ...............................  3
    SECTION 2.2.         Lease Term; Commencement Date ....................  3
    SECTION 2.3.         Preparation of Premises ..........................  3
    SECTION 2.4.         Failure to Deliver Possession; Tenant's Waiver ...  4
    SECTION 2.5.         Early Delivery.

ARTICLE 3          OWNERSHIP OF IMPROVEMENTS ..............................  4
    SECTION 3.1.         Ownership of Improvements ........................  4

ARTICLE 4          RENTS ..................................................  5
    SECTION 4.1.         Rents ............................................  5
    SECTION 4.2.         Payment of Rents .................................  5
    SECTION 4.3.         Payment of Base Rent .............................  5
    SECTION 4.4.         Rent for a Partial Month .........................  5
    SECTION 4.5.         Adjustment of Base Rent ..........................  6
    SECTION 4.6.         Ground Lease Rent ................................  6
    SECTION 4.7.         Interest .........................................  6
    SECTION 4.8.         Payment of Additional Rent .......................  6
    SECTION 4.9.         Partial Payment ..................................  6
    SECTION 4.10.        Late Charge ......................................  7

ARTICLE 5          TAX AND OPERATING EXPENSE ADJUSTMENTS ..................  7
    SECTION 5.1.         Tax and Operating Expense Definitions ............  7
    SECTION 5.2.         Payment of Taxes and Operating Expenses ..........  9

ARTICLE 6          SERVICES AND UTILITIES ................................. 12
    SECTION 6.1.         Electricity ...................................... 12
    SECTION 6.2.         Water ............................................ 12
    SECTION 6.3.         Cleaning ......................................... 12

ARTICLE 7          INSURANCE .............................................. 13
    SECTION 7.1.         Use of Premises .................................. 13
    SECTION 7.2.         Property Insurance ............................... 13
    SECTION 7.3.         Liability Insurance .............................. 13
    SECTION 7.4.         Other Insurance .................................. 13
    SECTION 7.5.         Waiver of  Subrogation ........................... 13
    SECTION 7.6.         Policy Requirements .............................. 15
    SECTION 7.7.         Premium Increase ................................. 15


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ARTICLE 8          ALTERATIONS ............................................ 16
    SECTION 8.1.         Conditions ....................................... 16
    SECTION 8.2.         Approval of Plans and Specifications ............. 16
    SECTION 8.3.         Other Items to be submitted Prior to
                          Commencement .................................... 17
    SECTION 8.4.         Governmental Approvals and Permits ............... 17
    SECTION 8.5.         General Conditions for Alterations ............... 17
    SECTION 8.6.         Violations and Liens ............................. 18
    SECTION 8.7.         Indemnity ........................................ 19

ARTICLE 9          TENANT'S PROPERTY ...................................... 19
    SECTION 9.1.         Tenant's Property ................................ 19
    SECTION 9.2.         Abandonment ...................................... 19
    SECTION 9.3.         Taxes on Tenant's Use and Occupancy .............. 20

ARTICLE 10         REPAIRS AND MAINTENANCE ................................ 20
    SECTION 10.1.        Landlord's Obligations ........................... 20
    SECTION 10.2.        Tenant's Obligations ............................. 20
    SECTION 10.3.        Exculpation of Landlord for Repairs .............. 21

ARTICLE 11         USE AND COMPLIANCE WITH LAW ............................ 21
    SECTION 11.1.        Use .............................................. 21
    SECTION 11.2.        Licenses and Permits ............................. 21
    SECTION 11.3.        Prohibited Uses .................................. 21
    SECTION 11.4.        Compliance by Tenant ............................. 22

ARTICLE 12         RIGHTS OF LANDLORD ..................................... 22
    SECTION 12.1.        Entry by Landlord ................................ 22
    SECTION 12.2.        Obstructions of Light or View: Closures .......... 23
    SECTION 12.3.        Entry Prior to End of Term ....................... 23

ARTICLE 13         DAMAGE OR DESTRUCTION .................................. 23
    SECTION 13.1.        Restoration ...................................... 23
    SECTION 13.2.        Rent Abatement ................................... 23
    SECTION 13.3.        Termination Rights ............................... 24
    SECTION 13.4.        Business Interruption ............................ 24
    SECTION 13.5.        Tenant's Property ................................ 24
    SECTION 13.6.        Waiver ........................................... 24

ARTICLE 14         EMINENT DOMAIN ......................................... 25
    SECTION 14.1.        Complete Taking .................................. 25
    SECTION 14.2.        Partial Taking ................................... 25
    SECTION 14.3.        Award ............................................ 25
    SECTION 14.4.        Temporary Taking ................................. 26

ARTICLE 15         SURRENDER OF PREMISES .................................. 26
    SECTION 15.1.        Surrender ........................................ 26
    SECTION 15.2.        Acceptance of Surrender .......................... 26


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    SECTION 15.3.        No Holding Over .................................. 26

ARTICLE 16         EXCULPATION AND INDEMNIFICATION ........................ 27
    SECTION 16.1.        Exculpation ...................................... 27
    SECTION 16.2.        Indemnity ........................................ 27
    SECTION 16.3.        Transfers of Landlord's Interest ................. 28
    SECTION 16.4.        Recourse Limited to Premises ..................... 28

ARTICLE 17         SUBORDINATION AND ATTORNMENT ........................... 29
    SECTION 17.1.        Subordination .................................... 29
    SECTION 17.2.        Election to Subordinate .......................... 29
    SECTION 17.3.        Notice and Cure of Landlord's Default ............ 29
    SECTION 17.4.        Attornment ....................................... 30

ARTICLE 18         QUIET ENJOYMENT ........................................ 30
    SECTION 18.1.        Quiet Enjoyment .................................. 30

ARTICLE 19         ASSIGNMENT AND SUBLETTING .............................. 30
    SECTION 19.1.        Prohibition ...................................... 30
    SECTION 19.2.        Information to Landlord .......................... 31
    SECTION 19.3.        Consent by Landlord .............................. 31
    SECTION 19.4.        Miscellaneous .................................... 31
    SECTION 19.5.        Acceptance of Rent ............................... 32
    SECTION 19.6.        Assignment or Sublease to Affiliates ............. 33
    SECTION 19.7.        Profits .......................................... 33

ARTICLE 20         ESTOPPEL CERTIFICATES .................................. 33
    SECTION 20.1.        Estoppel Certificates ............................ 33

ARTICLE 21         BROKER ................................................. 34
    SECTION 21.1.        Broker ........................................... 34

ARTICLE 22         CONDITIONAL LIMITATIONS ................................ 34
    SECTION 22.1.        Conditional Limitations .......................... 34
    SECTION 22.2.        Remedies and Damages ............................. 36
    SECTION 22.3.        Waiver of Trial by Jury and Counterclaims ........ 38
    SECTION 22.4.        No Holdover by Tenant ............................ 38
    SECTION 22.5.        Landlord's Right to Cure ......................... 38
    SECTION 22.6.        Effects of Waivers of Breach; No Other Waiver .... 38
    SECTION 22.7.        Remedies Not Exclusive ........................... 39
    SECTION 22.8.        Payment of Landlord's Expenses ................... 39

ARTICLE 23         MISCELLANEOUS .......................................... 39
    SECTION 23.1.        No Recording ..................................... 39
    SECTION 23.2.        Entire Agreement ................................. 39
    SECTION 23.3.        Amendments ....................................... 39
    SECTION 23.4.        Successors ....................................... 39
    SECTION 23.5.        Force Majeure .................................... 40


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    SECTION 23.6.        Signs ............................................ 40
    SECTION 23.7.        Interpretation ................................... 40
    SECTION 23.8.        Joint and Several Liability ...................... 40
    SECTION 23.9.        Submission of Lease .............................. 41
    SECTION 23.10.       Notices From One Party to the Other; Consents
                          and Approvals ................................... 41
    SECTION 23.11.       No Representations by Landlord ................... 41
    SECTION 23.12.       Ground Lease ..................................... 42

ARTICLE 24         CERTAIN DEFINITIONS .................................... 42
    SECTION 24.1.        Certain Definitions .............................. 42

ARTICLE 25         RENEWAL OPTION ......................................... 43
    SECTION 25.1.        Grant of Options ................................. 43

ARTICLE 26         RIGHT OF FIRST OFFER ................................... 46
    SECTION 26.1.        Procedure ........................................ 46
    SECTION 26.2.        No Effect ........................................ 46

ARTICLE 27         INDUSTRIAL DEVELOPMENT AGENCY APPROVALS ................ 46
    SECTION 27.1.        Lease Contingent on Approvals .................... 46

ARTICLE 28         LANDLORD'S FURNITURE AND PERSONAL PROPERTY ............. 47
    SECTION 28.1.        Use of Landlord's Personal Property .............. 47

EXHIBITS:

    Exhibit A      Floor Plan
    Exhibit B      Land
    Exhibit C      Delivery Schedule
    Exhibit D      Lease Commencement Letter


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                                 BUILDING LEASE

                                    ARTICLE 1
                          FUNDAMENTAL LEASE PROVISIONS

      SECTION 1.1. Fundamental Lease Provisions

DATE:                           August 18, 1997

LANDLORD:                       EAGLE INSURANCE COMPANY, a New Jersey
                                corporation.

ADDRESS OF LANDLORD:            999 Stewart Avenue
                                Bethpage, New York 11714
                                Telephone:(516) 222-8245
                                Facsimile:(516) 228-3217

TENANT:                         THE NPD GROUP, INC., a New York corporation.

ADDRESS OF
TENANT:                         900 West Shore Road
                                Port Washington, New York 11050
                                Telephone:(516) 625-0700
                                Facsimile:(516) 625-2444

BUILDING:                       The office building known as 100 Charles
                                Lindbergh Boulevard, in the Town of Uniondale,
                                County of Nassau, and State of New York, situated on the Land (as hereinafter defined), as more particularly indicated on the floor plan annexed hereto and made a part hereof as Exhibit
                                A.

LAND. The underlying land and all improvements, sidewalks, curbs, plazas and other areas located thereon, and all rights and interests appurtenant thereto, more particularly described on Exhibit B annexed hereto and made a part hereof.

PREMISES:                       The Land and the Building, collectively.

RENTABLE AREA                   Approximately 70,400 square feet.

INITIAL BASE RENT:              $704,000 per annum, which amount is equal to
                                $10.00 per square foot of Rentable Area of the Premises per annum.

PERMITTED USE:                  General office use and uses ancillary thereto
                                (including, without limitation, mail services, printing (including offset printing), back office, telephone interviewing and telemarketing) and any other use permitted under current zoning.

LEASE TERM:                     The term of this lease shall be a period of ten
                                (10) full Lease Years unless terminated earlier pursuant to this Lease or applicable law or renewed pursuant to Article 25 commencing as set forth in Section 2.2. and terminating on the last day of the tenth (10th) Lease Year.

RENT COMMENCEMENT
DATE:                           The one (1) month anniversary of the Term
                                Commencement Date.

ENTIRE PREMISES
DELIVERY DATE:                  The date Landlord has vacated and delivered
                                possession of the entire Premises to Tenant in accordance with the provisions of this Lease.

BROKER:                         Sutton & Edwards, Inc.
                                1981 Marcus Avenue
                                Lake Success, New York
                                Telephone: (516) 328-6500
                                Facsimile: (516) 328-6749

GROUND LEASE:                   Lease Agreement between Landlord (as successor
                                to Belzona Molecular, Inc.) and County of
                                Nassau, as amended by that certain Agreement, dated July 14, 1981, which leases the Land and Building to Landlord.

      SECTION 1.2. Definitional Provisions. References to "Articles", "Sections", "Subsections", and "Clauses" shall be to Articles, Sections, Subsections, and Clauses, respectively, of this Lease unless otherwise specifically provided. The terms "hereto", "herein", "hereof', and "hereunder" and words of similar import refer to this Lease generally, rather than to the Article, Section, Subsection or Clause in which such term is used, unless otherwise specifically provided. Any of the terms defined in Sections 1.1 and
24.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. The term "including" shall mean "including, but not limited to", except where the context requires otherwise.


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                                    ARTICLE 2
                             PREMISES AND LEASE TERM

      SECTION 2.1. Demise of Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises pursuant to the provisions of this Lease.

      SECTION 2.2. Lease Term: Commencement Date. (a) The parties acknowledge and confirm that Landlord shall vacate and make available to Tenant portions of the Premises in accordance with the schedule described in Exhibit C annexed hereto and made a part hereof; prior to the Entire Premises Delivery Date, Landlord and Tenant shall share the use of Space D, as described on Exhibit C, and, accordingly, Tenant shall pay only one-half of the Phase-in Rents and all other costs and expenses associated with such Space D. Tenant agrees that Landlord may keep its records in the vertical files located in Space A-1 until February 1, 1998.

      (b) The Lease Term: (y) shall commence on the date (the "Term Commencement Date") on which the portions of the Premises designated as Space A and Space D on Exhibit C are delivered to Tenant in the condition required by this Lease, which date shall be no later than the day following the date of this Lease; and
(z) shall end at noon on the last day of the Lease Term (the "Expiration Date"), unless sooner terminated as herein provided, in which event the Lease Term shall end on the date of such termination. After the Term Commencement Date, upon Landlord's request, Tenant shall promptly execute a Lease Commencement Letter in substantially the form annexed hereto as Exhibit D (the "Lease Commencement Letter"), which shall specify the calendar dates of the Term Commencement Date and the Expiration Date. The failure by Tenant to execute a Lease Commencement Letter when requested by Landlord shall not affect the occurrence of the Term Commencement Date or Expiration Date.

      SECTION 2.3. Preparation of Premises.

            Landlord's Obligations. Landlord shall deliver the Premises to Tenant on the Entire Premises Delivery Date with the heating, ventilating, air conditioning, plumbing, mechanical, drainage and all other systems and equipment in or servicing the Building in good working order and repair. Except as set forth in the immediately preceding sentence, Tenant is leasing the Premises in "as is" condition, and Landlord shall have no obligation to perform any work or supply any materials whatsoever to prepare the Premises for Tenant's occupancy. However, Landlord shall deliver possession of all portions of the Premises to Tenant vacant, free of all tenancies and in broom clean condition.

            Preparation of Premises. All Improvements made to the Premises to prepare the Premises for occupancy by Tenant (the "Tenant Improvements") shall be performed by Tenant at Tenant's sole cost and expense. The work necessary to effectuate such Tenant Improvements shall be referred to herein as "Tenant's Work".

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      SECTION 2.4. Failure to Deliver Possession: Tenant's Waiver. Tenant waives
(a) any right to rescind this Lease under Section 223-a of the New York Real Property Law (or any other law of like import, now or hereafter in force) and
(b) the right to recover any damages resulting from Landlord's failure to deliver possession of the Premises on the Term Commencement Date or from any delay in the occurrence of the Term Commencement Date for any reason whatsoever. No such failure shall affect the validity of this Lease or the obligations of Tenant hereunder. If permission is given to Tenant to enter into the possession of the Premises prior to the Term Commencement Date, such occupancy shall be deemed to be under all the provisions of this Lease, except the covenant to pay Rents. Notwithstanding anything to the contrary set forth in this Section 2.4,
(i) if Landlord has not delivered (y) possession of Space A and Space D to Tenant by the day after the date of this Lease or (z) the entire Premises by June 1, 1998, in both instances in the condition required by this Lease, Tenant may, in either case, terminate this Lease upon ten (10) days' notice to Landlord, which termination shall take effect unless Space A and Space D, or the entire Premises, as the case may be, are so delivered prior to the end of such ten (10) day period, and (ii) if, for any reason, Landlord fails to deliver any portion of the Premises on or before the date specified opposite such space on Exhibit C, then Tenant shall be entitled to receive a credit in an amount equal the product of two (2) times the Phase-in Rents and Rents then payable by Tenant for such portion of the Premises not so delivered for each day of delay in the delivery of such space. Such credit or credits may be offset against any payment of Rents then due or thereafter accruing under this Lease.

      SECTION 2.5. Early Delivery. If Landlord shall deliver to Tenant any portion of the Premises in the condition required by this Lease prior to the date specified in Exhibit C for delivery of such portion, such space shall be deemed part of the Premises as of such delivery date for all purposes of this Lease.

                                    ARTICLE 3
                            OWNERSHIP OF IMPROVEMENTS

      SECTION 3.1. Ownership of Improvements. Any flied improvement in, to or upon the Premises made by or for Tenant or occupant (the "Improvements") shall at the end of the Lease Term become the property of Landlord (regardless whether they were installed by Tenant or at Tenant's expense) and shall remain upon and be surrendered with the Premises as a part thereof, unless (i) at the time Tenant initially submitted plans to Landlord for the installation of such Improvement(s), Landlord notified Tenant that Tenant may be required to remove such Improvement(s) upon the expiration or termination of the Lease and (ii) Landlord notifies Tenant at least sixty (60) days prior to the expiration or earlier termination of the Lease to remove such Improvement(s).

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                                    ARTICLE 4
                                      RENTS

      SECTION 4.1. Rents. (a) Commencing on the Term Commencement Date and continuing thereafter until the day preceding the Entire Premises Delivery Date, Tenant shall pay to Landlord the following rents for the Premises (collectively, the "Phase-in Rents"): (i) a base rent per annum in an amount equal to the product of Ten ($10.00) Dollars multiplied by the rentable square foot area of the portion of the Premises then occupied by Tenant, and (ii) a pro rata portion of the ground lease rent (the "Ground Lease Rent") described in Section 4.6 based upon the Tax and Operating Expense Formula (as hereinafter defined).

      (b) Subject to the second sentence of Section 4.3 commencing on the Entire Premises Delivery Date and continuing thereafter during the Lease Term, Tenant shall pay to Landlord the following rents for the Premises: (i) a base rent per annum (the "Base Rent") in an amount equal to the Initial Base Rent, to be adjusted hereafter as set forth in Section 4.5 and (ii) additional charges ("Additional Rent") consisting of all other sums payable by Tenant under the provisions of this Lease. In addition to the foregoing, Tenant shall pay the Ground Lease Rent in accordance with Section 4.6 directly to the landlord (the "Ground Lease Landlord") under the Ground Lease (and Tenant shall provide Landlord with copies of checks, or other proof reasonably satisfactory to Landlord, showing the payment thereof). The Phase-in Rents, the Base Rent, and the Additional Rent are, collectively, hereinafter referred to as the "Rents".

      SECTION 4.2. Payment of Rents. Tenant shall pay the Rents when due, without notice or demand, and without any abatement, deduction or set-off, except for notices, demands, abatements, deductions and set-offs expressly provided for elsewhere in this Lease. Tenant shall pay the Rents to Landlord by check payable to the order of Landlord, or such agent as Landlord may from time to time designate for payment of Rents, in lawful money of the United States at the Address of Landlord or such other place as Landlord may designate by notice to Tenant.

      SECTION 4.3. Payment of Base Rent. Tenant shall pay the annual Base Rent and the annual Phase-in Rents in equal monthly installments in advance on the first day of each calendar month of the Lease Term, except that the first installment of the Phase-in Rents shall be paid upon the execution of this Lease. Notwithstanding anything to the contrary contained in this Lease, the Phase-in Rents, Base Rent and Ground Lease Rent shall be abated until the Rent Commencement Date.

      SECTION 4.4. Rent for a Partial Month. The Phase-in Rents and the Base Rent for any portion of a calendar month included in the Lease Term shall be prorated in the ratio that the number of days in such portion bears to the number of days in such month.

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      SECTION 4.5. Adjustment of Base Rent. Effective as of the first day of the
Second Lease Year and on the first day of each Lease Year thereafter the Base Rent shall be increased to the following amounts:

             2nd Lease Year:   $725,120.00 per annum
             3rd Lease Year:   $746,873.60 per annum
             4th Lease Year:   $769,279.81 per annum
             5th Lease Year:   $792,358.20 per annum
             6th Lease Year:   $816,128.95 per annum
             7th Lease Year:   $840,612.82 per annum
             8th Lease Year:   $865,831.20 per annum
             9th Lease Year:   $891,806.14 per annum
             10th Lease Year:  $918,560.32 per annum

      SECTION 4.6. Ground Lease Rent. Commencing on the Entire Premises Delivery Date and continuing thereafter during the term of this Lease, Tenant shall pay to the Ground Lease Landlord the Ground Lease Rent then due and payable pursuant to the provisions of the Ground Lease. Landlord represents that the Ground Lease Rent shall not exceed $63,000.00 per annum prior to the expiration of the Lease Term.

      SECTION 4.7. Interest. If any payment of Rent is not received by Landlord within five (5) days of the due date thereof or if any payment by Tenant of Ground Lease Rent is not received by the Ground Lease Landlord by the date such payment is due under the Ground Lease or if any payment by Tenant of Taxes is not received by the appropriate taxing or other governmental authority by the date such payment is due, Tenant shall pay Landlord interest on such payment from the due date thereof until the date of receipt thereof by Landlord (or the Ground Lease Landlord, as the case may be) at a rate (the "Interest Rate") equal to the lesser of (a) two percent (2%) above the then current "prime" or "base" rate of Citibank, NA or its successor, from time to time in effect in New York, New York or (b) the maximum rate of interest chargeable under applicable law.

      SECTION 4.8. Payment of Additional Rent. Unless another time shall be herein expressly provided for the payment of Additional Rent, the same shall be due and payable within ten (10) days of demand therefor, and Landlord shall have the same remedies for failure to pay Additional Rent as for non-payment of Base Rent.

      SECTION 4.9. Partial Payment. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the full Rents due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default and/or pursue any remedy provided in this Lease or at law or in equity. If at any time Tenant

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shall pay Landlord less than the full amount of such Rents then due, Landlord shall have the right to apply such payment to any item or items of Rents that Landlord, in its discretion, deems appropriate.

      SECTION 4.10. Late Charge. If any payment of Rent is not received by Landlord within ten (10) days after the due date thereof or if any payment by Tenant of Ground Lease Rent is not received by the Ground Lease Landlord within ten (10) days after the due date thereof or if any payment by Tenant of Taxes is not received by the appropriate taxing or other governmental authority within ten (10) days after the due date thereof, Tenant shall pay to Landlord, as Additional Rent, a late charge (the "Late Charge") of three cents ($.03) for each dollar so overdub to defray Landlord's administrative costs in handling such late payments. Acceptance of the Late Charge by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the remedies for a default provided by this Lease, at law or in equity.

                                    ARTICLE 5
                      TAX AND OPERATING EXPENSE ADJUSTMENTS

      SECTION 5.1. Tax and Operating Expense Definitions.

      5.1.1."Taxes", means the aggregate amount of all (a) real property taxes now or hereinafter imposed against the Premises by any governmental authority having jurisdiction, which real property taxes presently includes general, town, and county real property taxes and school taxes, which shall be levied, assessed, imposed, or become due and payable, or liens upon, or arise in connection with, the use, occupancy or possession of the Building and (b) general or specific assessments and other taxes, governmental impositions, duties, charges and levies of every kind, character and nature whatsoever, extraordinary and ordinary, foreseen and unforeseen which shall be levied, assessed, imposed, or become due and payable, or liens upon, or arise in connection with, the use, occupancy or possession of the Building. Nothing in the preceding sentence shall be construed to include as Taxes any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is imposed upon Landlord. If, however, at any time during the Lease Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as a substitute for or in addition to the whole or any part of the Taxes now levied, assessed or imposed on real estate or upon Landlord with respect to the Building, the Premises or the land underlying the Building there shall be levied, assessed or imposed any other tax, fee, charge, imposition or assessment, however denominated, including (i) a tax on the rents received from such real estate, (ii) a license fee measured by the rents receivable by Landlord from the Building, (iii) a tax or license fee imposed upon Landlord that is otherwise measured by, or based upon, the Building or the Premises or (iv) a payment in lieu of taxes, then such other tax, fee, charge, imposition or assessment, computed as if the amount of such tax, fee, charge imposition or assessment so payable was that which would be due if the Building or the Premises were the only property of Landlord subject thereto, shall be included in Taxes.

      5.1.2. "Lease Year" means any full twelve month period falling within the Lease Term commencing as noted below and "Partial Lease Year" means any partial year at the beginning or end of the Lease Term. The first Lease Year shall commence on the Term Commencement Date but shall continue for twelve full months from the first day of the calendar month following the Term Commencement Date, unless the Term Commencement Date is the first day of the month, in which case the first Lease Year shall commence on the Term Commencement Date. Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

      5.1.3.Operating Expenses" for any Lease Year, means the aggregate of all costs, expenses and disbursements of every kind and nature paid or incurred during such Lease Year with respect to the operation, repair, cleaning, maintenance, management and security of the Building.

      5.1.3.1. Operating Expenses - Inclusions. Without in any way limiting the generality of Section 5.1.3. Operating Expenses shall include the following:

            (a) salaries and wages, relating to the employees of Landlord or its agents or contractors engaged in the operation, repair, cleaning, maintenance, management and security of the Building, including, without limitation, snow plowing and sanding;

            (b) the cost of electricity, gas, steam or other fuel, operation of elevators and security systems; heating, cooling, air conditioning and ventilating; chilled water; hot and cold water; sewer and other utilities; utility taxes, water rates and charges and sewer rental;

            (c) the cost of painting, security (including uniforms) and other services and replacement of tubes, bulbs, lamps and ballasts required for building lighting located in the Building;

            (d) the cost of all appropriate insurance, including Worker's Compensation, property, casualty, liability and fidelity insurance;

            (e) the cost of repairs to, and maintenance of, the Building (including Space D prior to the Entire Premises Delivery Date) and Building Equipment, including, without limitation, the cost of snow plowing and sanding;

            (f) the cost of interior and exterior landscaping;

            (g) the cost of building and cleaning goods, supplies and equipment;

            (h) the cost for, or rental charges of, machinery, equipment, tools, maintenance facilities or systems used in the operation, safety, repairing, cleaning, maintenance, management and security of the Building, including any Building systems, and any sales and other taxes thereon;

            (i) fees and charges payable under service agreements on equipment;

            (j) fees for and costs of licenses, permits and inspections; and

            (k) the cost of operating the Cafeteria.

      5.1.3.2.Operating Expenses - Exclusions. Subject to the provisions of the penultimate sentence of Section 10.1. the term Operating Expenses excludes:

            (a) all expenses and costs for structural repairs or replacements at the Building, and all expenses relating to the repair of the roof, including the roof membrane, of the Building.

            (b) all expenses and costs for repair of the heating, ventilating and air conditioning systems at the Building during the first Lease Year.

      SECTION 5.2. Payment of Taxes and Operating Expenses.

      5.2.1.Payment of Taxes.

      5.2.1.1. (a) Except as otherwise expressly provided to the contrary in clause (b) of this Section 5.2.1.1 and in Section 5.2.1.2 hereof, on and after the Entire Premises Delivery Date, Tenant shall pay, as Additional Rent, throughout the Term of this Lease, directly to the appropriate taxing or other governmental authorities having jurisdiction, at least ten (10) days before the first day on which any interest or penalty will accrue or be assessed as a result of nonpayment, all Taxes levied or imposed upon or relating to, or a lien against, all or part of the Premises, or arising from or levied against the ownership, leasing, operation, use, occupancy or possession of all or part of the Premises, and all interest, penalties or like charges in connection therewith. In each case, Tenant shall submit to Landlord on or before the date upon which such payment is required hereunder, the originals or true copies of official receipts, or other proof reasonably satisfactory to Landlord, showing the payment thereof. Any refund with respect to Taxes paid by Tenant and any interest accrued thereon shall be the property of Tenant.

      (b) Prior to the Entire Premises Delivery Date, Landlord shall pay all Taxes levied or imposed upon or relating to all or part of the Premises, or arising from or levied against the ownership, leasing, operation, use, occupancy or possession of all or part of the Premises, and all interest, penalties or like charges in connection therewith. Prior to the Entire Premises Delivery Date, Tenant shall pay Landlord within ten (10) days after Tenant receives Landlord's bill therefor, but not earlier than ten (10) days prior to the last day to pay such Taxes without interest or penalty, for its pro rata portion of such Taxes based on a formula (the "Tax and Operating Expense Formula"), the numerator of which shall be the rentable square foot area of the portion of the Premises then demised to Tenant (it being understood that only one-half of the rentable square foot area of Space D shall be included) and the denominator of which shall be 70,400.

      5.2.1.2. Taxes, whether or not a lien upon the Premises, shall be apportioned between Landlord and Tenant at the beginning and at the expiration or sooner termination of the Term of this Lease, so that Tenant shall pay only the portion of such Taxes which are allocable to the Term of this Lease.

      5.2.1.3.Landlord shall, at Tenant's request (made not earlier than December 1 in any year), notify Tenant whether or not it will contest the amount or validity of Taxes for any tax year within 15 days after Tenant's request. If Tenant has made such request and Landlord does not notify Tenant that it will contest the amount or validity of any Taxes for any year within such 15-day period, Tenant, at its own cost and expense after notice to Landlord, may contest the amount or validity of any Taxes in any manner permitted by law, in Tenant's name, and whenever necessary, in Landlord's name, provided that Tenant does so with due diligence and in good faith. Landlord shall prosecute any contests pending on the commencement date of this Lease, with reasonable diligence, provided that Landlord may settle or discontinue such contest on notice to Tenant if Landlord believes in good faith that such settlement or discontinuance is advisable. If there shall be any refund of the Taxes which are the subject of such pending contest or any other contest brought by Landlord during the term of this Lease, such refund, together with any interest thereon paid by the taxing authority, plus the expenses incurred by Landlord in obtaining such refund, shall be apportioned between Landlord and Tenant based upon the portion of Taxes paid by each party for the year for which such refund was made. If no refund is made but Taxes are reduced, Tenant shall reimburse Landlord for Tenant's pro rata portion of all customary and reasonable expenses actually incurred by Landlord in obtaining such refund. Landlord will cooperate with Tenant and execute any documents or pleadings reasonably required for a contest by Tenant, provided that the same shall be without cost, liability or expense to Landlord. Such contest by Tenant may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter.

      5.2.1.4. The certificate, advice or bill of the appropriate official, designated by law to make or issue the same or to receive payment of any Taxes, may be relied upon by Landlord as prima facie evidence that such Taxes are due and unpaid at the time of the making or issuance of such certificate, advice or bill.

      5.2.2. Payment of Operating Expenses.

      5.2.2.1.(a) For any period prior to the Entire Premises Delivery Date, Landlord shall pay all Operating Expenses. Tenant shall for each Lease Year or portion thereof, pay its pro rata share of such Operating Expenses based upon the Tax and Operating Expense Formula within ten (10) days after Tenant receives a bill from Landlord therefor, which bill may be sent on a monthly or quarterly basis at Landlord's option. For any period after the Entire Premises Delivery Date, Tenant shall pay all Operating Expenses.

      (b) After the Entire Premises Delivery Date, Tenant shall promptly make all repairs, interior and exterior, nonstructural (but not structural), ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep the Premises or the sidewalks and curbs adjacent thereto in good and lawful order and condition; said repairs shall be at least equal in quality and class to the original work. When used in this section, the term "repairs" as applied to the Building equipment, shall be deemed to include replacements, restorations and/or renewals when necessary. In any event, Tenant shall have the right, at any time and from time to time, to remove and dispose of Building equipment which may become obsolete or unfit for use or which is no longer useful in the operation of the Premises. If any Building equipment shall be removed, Tenant shall promptly replace the same with other equipment, not necessarily of the same character but of at least equal utility and value, except that if Landlord agrees that (a) by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Building, no replacement of the Building equipment so removed or disposed of is necessary or desirable in the proper operation and maintenance of the Building, or (b) the portion of the Building in which that Building equipment is located or which it serves is to be demolished, Tenant shall not be required to replace the same. Tenant shall have the right to sell or otherwise dispose of any Building equipment which it replaces pursuant to the provisions of this Section, and may retain as its sole property the proceeds of any such sale or disposition. The provisions and conditions of Section 5.2.2.1 shall apply to repairs required to be done by Tenant under this Article. Tenant shall keep and maintain all portions of the Premises and the curbs and sidewalks adjoining the Premises, in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and Tenant shall not permit or suffer any overloading of the floors of the Building. Except as otherwise provided in Article 8, nothing herein contained shall be construed to prevent Tenant or any subtenant, sublessee, or other occupant claiming under or through Tenant from removing from the Premises its fixtures, furniture and equipment (other than Building equipment), on the condition, however, that Tenant shall do so without cost or expense to Landlord. Tenant hereby agrees to promptly repair or cause to be repaired any and all damages to the Premises resulting from or caused by such removal. If Tenant desires to remove any work station furniture delivered by Landlord to Tenant on the Term Commencement Date, tenant may remove and dispose of such furniture at Tenant's cost and expense.

                                    ARTICLE 6
                             SERVICES AND UTILITIES

      SECTION 6.1. Electricity.

      6.1.1. Direct Supply. On and after the Entire Premises Delivery Date, Tenant shall arrange to obtain electrical energy from the utility company furnishing electrical energy to the Building. The costs of such service shall be paid by Tenant directly to such utility company, and a default by Tenant in the timely payment of any bill or charge of such utility company shall be deemed a default by Tenant under this Lease.

Prior to the Entire Premises Delivery Date, Landlord shall provide electric current to the Building and Tenant shall reimburse Landlord for its pro rata share of such electric current provided to the Building based upon the Tax and Operating Expense Formula within ten (10) days of Tenant's receipt of Landlord's bill therefor.

      6.1.2. Requirements Applicable to Tenant. Tenant shall at all times comply with the rules, regulations, tariffs, terms and conditions applicable to service, equipment and wiring and other requirements of the utility company supplying electricity to the Building if they apply to portions of the Premises then occupied by Tenant.

      6.1.3. Failure of Supply. Landlord shall not be liable to Tenant for any loss, damage or expense that Tenant may incur by reason of any failure or defect in the supply or character of electricity furnished to the Premises for any reason, except for any actual damages incurred by Tenant as a result of the gross negligence or willful misconduct of Landlord. In no event shall Landlord be liable to Tenant or any other Person for consequential damages.

      SECTION 6.2. Water. After the Entire Premises Delivery Date, Tenant shall pay for all water consumed on the Premises within five (5) days after bills are rendered, together with any sewer rent or charge or any other tax, rent, levy or charge, now or hereafter assessed, imposed or that may become a lien upon the Premises or the Building pursuant to any laws made or issued in connection with the use, consumption, maintenance or supply of water or any water system or sewage connection or system.

      6.2.1. Failure of Water Supply. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense that Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity, quality or supply of water furnished to the Premises or the Building except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect resulting from the gross negligence or willful misconduct of Landlord.

      SECTION 6.3. Cleaning. On and after the Entire Premise's Delivery Date, Tenant shall provide and pay for the cleaning of the Premises. Prior to the Entire Premises Delivery Date, Landlord shall clean the Premises and Tenant shall reimburse Landlord for its pro rata share of cleaning the Premises, based upon the Tax and Operating Expense Formula within ten (10) days after Tenant receives Landlord's bill therefor.

                                    ARTICLE 7
                                    INSURANCE

      SECTION 7.1. Use of Premises. Tenant shall use the Premises for the Permitted Uses only. Tenant shall not do or permit anything to be done in or about the Premises (or the portion of the Premises other than Space D then occupied by Tenant if prior to the Entire Premises Delivery Date) that is likely to: (a) subject Landlord to any liability or responsibility for personal injury or death or property damage; (b) result in insurance companies of good standing refusing to insure the Premises or the Building in amounts satisfactory to Landlord; (c) result in the cancellation of any policy covering or relating to the Premises or the Building; or (d) result in the assertion of any defense by the insurer in whole or in part to claims under any of such policies.

      SECTION 7.2. Property Insurance. Landlord shall maintain, at Tenant's expense, at all times during the Lease Term, All-Risk property insurance at commercially reasonable rates covering all physical loss to the Building in the Premises for their full replacement value and rent insurance for a period of one
(1) year covering the Rents, the Ground Lease Rent and Taxes. For any period prior to the Entire Premises Delivery Date, Tenant shall for each Lease Year or portion thereof, pay its pro rata share of such expenses based upon the Tax and Operating Expense Formula within ten (10) days after Tenant receives a bill from Landlord therefor.

      SECTION 7.3. Liability Insurance. Tenant shall maintain, at Tenant's expense, at all times during the Lease Term, comprehensive general liability insurance, written on a per occurrence basis with blanket contractual liability coverage, broad form property damage and such other coverage as Landlord may reasonably require with respect to the Premises, its use and occupancy and the conduct or operation of its business therein, with combined single-limit coverage of not less than Five Million Dollars ($5,000,000), of which Three Million Dollars ($3,000,000) may be by means of an excess coverage umbrella policy aggregate per location and per project. Landlord may, from time to time, but not more frequently than once every year, increase the policy amount to be maintained by Tenant under this Section 7.3 as Landlord deems reasonably necessary in order to maintain adequate liability coverage.

      SECTION 7.4. Other Insurance. Tenant shall maintain, at Tenant's expense, at all times during the Lease Term: worker's compensation insurance at statutory limits, employer's liability coverage in an amount not less than Five Hundred Thousand Dollars ($500,000) and New York State Disability insurance as required by law, covering all employees.

      SECTION 7.5. Waiver of Subrogation.

      7.5.1. Waiver of Subrogation - Landlord. Landlord shall endeavor to secure an appropriate clause in, or an endorsement upon, each property or casualty insurance policy insuring the Building pursuant to which the insurance company waives subrogation against Tenant, its agents and employees ("Tenant Waiver Parties" and individually a "Tenant Waiver Party") or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said Tenant Waiver Parties without invalidating the coverage under the insurance policy. If such a clause or endorsement is obtainable only upon payment of an additional premium, unless Tenant pays such additional premium within ten (10) days after Landlord's request, Landlord shall thereafter be free of its waiver of subrogation so long as an additional cost is required under the policy in question.

      7.5.2. Waiver of Subrogation - Tenant. Tenant shall endeavor to secure an appropriate clause in, or an endorsement upon, each property or casualty insurance policy insuring the Improvements or Tenant's Property pursuant to which the insurance company waives subrogation against Landlord, any Senior Interest Holder, the managing agent of the Building and its or their employees and agents ("Landlord Waiver Parties" and, individually, a "Landlord Waiver Party") or permits the insured, prior to any loss, to waive any claim it may have against said Landlord Waiver Parties without invalidating the coverage under the insurance policy. If such a clause or endorsement is obtainable only upon payment of an additional premium, unless Landlord pays such additional premium within ten (10) days after Tenant's request, Tenant shall thereafter be free of its waiver of subrogation so long as an additional cost is required under the policy in question.

      7.5.3. Landlord's Waiver. Landlord hereby waives, for itself and those claiming through or under it, any right of recovery against any Tenant Waiver Party for any loss occasioned by fire or other insured casualty, whether or not arising from the negligence of such Tenant Waiver Party, (a) covered by an insurance policy maintained by or for Landlord which includes a clause or endorsement of the type described in Section 7.5.1 or (b) coverable under a standard All-Risk insurance policy, but, as to which Landlord is a self-insurer; provided, however, that if, in any instance such clause or endorsement shall not extend to all Tenant Waiver Parties, the waiver set forth above shall extend only to the Tenant Waiver Parties to whom such clause or endorsement extends.

      7.5.4. Tenant's Waiver. Tenant hereby waives, for itself and those claiming through or under it, any right of recovery against any Landlord Waiver Party, for any loss occasioned by fire or other insured casualty, whether or not arising from the negligence of such Landlord Waiver Party, (a) covered by an insurance policy maintained by or for Tenant which includes a clause or endorsement of the type described in Section 7.5.2 or (b) coverable under a standard All-Risk insurance policy but as to which Tenant is a self-insurer; provided, however, that if, in any instance such clause or endorsement shall not extend to all Landlord Waiver Parties, the waiver set forth above shall extend only to the Landlord Waiver Parties to whom such clause or endorsement extends.

      7.5.5. Limitation on Waiver. Except to the extent expressly provided in this Section 7.5. nothing contained in this Lease shall relieve either party of any liability to the other or to its insurance carriers that such party may have under law or the terms of this Lease in connection with any damage to the Building by fire or other casualty.

      SECTION 7.6. Policy Requirements. Landlord and its agents and employees, and any Senior Interest Holder whose name and address shall have been furnished to Tenant, shall be designated as additional insureds or loss payees, as appropriate, on any insurance policy required by Section 7.3. Tenant shall deliver to Landlord fully paid-for policies or duplicates thereof and certificates of insurance for the insurance coverage required by this Article 7. in form and providing for deductibles reasonably satisfactory to Landlord, issued by the insurance company or its authorized agent, prior to the

Term Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord such renewal policy or certificate of renewal at least thirty (30) days before the expiration of any existing policy. All policies shall be issued by companies of recognized responsibility, licensed to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/X or better in Best's Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best's or its successor). All policies shall provide that (i) they may not be canceled, terminated or modified unless Landlord and all additional insureds and loss payees are given at least thirty (30) days prior written notice of such cancellation or modification and (ii) that no act or failure to act of Tenant shall invalidate the coverage afforded to Landlord hereunder. If Tenant fails to procure or maintain any insurance required by this Lease and to pay all premiums and charges thereunder, Landlord may (but shall not be obligated to) obtain and pay for the same, and Tenant shall reimburse Landlord, within five (5) days after demand, for all such sums paid by Landlord. The proceeds of policies providing "All-Risk" property insurance on the Improvements shall be payable to Landlord, each Senior Interest Holder and Tenant, as their interests may appear. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees, as the case may be, thereunder shall not be less than the coverage that would be provided by direct policies.

      SECTION 7.7. Premium Increase. Prior to the Entire Premises Delivery Date, if by reason of (a) any default by Tenant under this Lease, (b) any Improvement installed, or Tenant Property used, in the Premises or (c) the use or occupancy of the Premises by Tenant for other than the Permitted Use, the premiums for any insurance on the Building (including rent insurance) are higher than they otherwise would be, Tenant shall reimburse Landlord, within five (5) days after demand, as Additional Rent, for that part of the premiums attributable to such default, such Improvements, such Tenant Property or such use or occupancy. A schedule or statement of rates for the Building issued by the insurance companies insuring the Building, or by a fire insurance rating organization such as the New York Fire Insurance Exchange or other similar body making rates for insurance for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building.

      SECTION 7.8. Cancellation. If any such insurance shall be canceled by the insurance carrier due to the occupancy or use of the Premises by Tenant for other than office use or Tenant's failure to occupy the Premises or abandonment thereof, then, in addition to any other rights or remedies that Landlord may have under this Lease, Tenant shall indemnify, defend and hold Landlord harmless against any loss that would have been covered by such insurance.

                                    ARTICLE 8
                                   ALTERATIONS

      SECTION 8.1. Conditions

      8.1.1. Tenant may from time to time, without first obtaining the consent of Landlord, at its expense, make such Alterations in and to the Premises as Tenant may desire, provided that (i) the cost of each such Alteration does not exceed $150,000, (ii) such Alteration does not affect the certificate of occupancy for the Building and (iii) such Alteration does not affect any of the structural members of the Building nor adversely affect the heating, ventilating, air conditioning, plumbing or electrical systems. If Tenant desires to make an Alteration of the type permitted by this Section 8.1.1, Tenant shall provide written notice to Landlord of its intent to make such Alteration and comply with the provisions of Sections 8.4 through 8.7 of this Lease. Prior to the commencement of any Alteration of the type permitted by this Section 8.1.1 and which, in Tenant's reasonable judgment, will cost more than $20,000, other than any Alteration which is of a purely decorative nature or which involves painting or carpeting in the Premises, Tenant shall provide Landlord with plans and specifications for such Alteration, it being understood that the submission of such plans and specifications shall not create any consent or approval right for Landlord.

      8.12. To the extent Tenant desires to make Alterations to the Building other than those permitted pursuant to Section 8.1.1 Tenant may, with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, and at its sole cost and expense, make such Alterations in and to the Premises as Tenant may desire, provided that the procedures set forth in Sections 8.2 through ii are complied with.

      SECTION 8.2. Approval of Plans and Specifications. Before proceeding with any Alteration for which Landlord's consent is required pursuant to Section
8.1.2 Tenant shall submit for approval a sufficient number of copies of the Plans and Specifications for such Alteration to Landlord. The term "Plans and Specifications" with respect to any Alteration shall mean architectural, mechanical and engineering plans and specifications prepared and sealed by an architect or professional engineer licensed to practice as such in the State of New York and reasonably satisfactory to Landlord ("Tenant's Architect") (a) sufficient to secure all required governmental approvals and permits, (b) sufficient for a contractor to perform the work covered thereby and shown thereon and (c) sufficient to determine (i) if the materials to be used by Tenant are acceptable to Landlord, (ii) if the Alteration is likely to comply with all applicable laws and (iii) the effect of the Alteration on the structural components, service systems and facilities of the Building. Landlord shall approve or disapprove (stating in reasonable detail the reasons for any disapproval) such plans within (15) days of its receipt of such plans. In the event Landlord fails to approve or disapprove such plans with said fifteen (15) day period, such plans shall be deemed approved.

      8.2.1. Any revisions to the Plans and Specifications which have been approved by Landlord (the "Final Plans") which are made prior to or after commencement of any

Alteration shall be subject to review and approval or disapproval by Landlord in accordance with the requirements of the preceding paragraphs of this Section 8.2.

      8.2.2. The review and approval by Landlord, its agents, consultants and/or contractors of any Alteration or of Plans and Specifications are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant, nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of the Plans and Specifications, the Alteration, or any other matter relating thereto.

      8.2.3. Reimbursement. Tenant shall reimburse all reasonable actual out-of-pocket costs incurred by Landlord for architects and engineers in reviewing arid plans and specifications submitted by Tenant for any Alteration; provided, that such costs shall be commercially competitive.

      SECTION 8.3. Other Items to be submitted Prior to Commencement. Tenant shall not commence any Alteration for which Landlord's consent is required pursuant to Section 8.1.2 until Landlord has approved or deemed to have approved the Plans and Specifications therefor in accordance with Section 8.2. In addition, Tenant shall not commence any such Alteration until Tenant has submitted to Landlord (a) copies of all governmental approvals and permits required for the commencement and prosecution thereof and (b) certificates of insurance coverage evidencing that all insurance required by Section 8.5.2 has been obtained.

      SECTION 8.4. Governmental Approvals and Permits. Tenant, at Tenant's sole cost and expense, shall prepare and file with the appropriate governmental authorities all applications and other documents, including Plans and Specifications, required for the lawful performance and completion of any Alteration, and shall secure and maintain all necessary permits and approvals, including all required final approvals following completion of such Alteration. Tenant shall deliver copies of all such permits and approvals to Landlord promptly upon obtaining the same.

      SECTION 8.5. General Conditions for Alterations.

      8.5.1. Performance. Tenant shall perform all work substantially in accordance with the Plans and Specifications (as the same may have been revised in accordance with this Article 8) and in accordance with applicable law. The work shall be diligently performed in a good and workmanlike manner, using new materials and equipment that are not subject to any security interests or liens. Upon completion of any Alteration which costs more than $20,000, other than any Alteration which is of a purely decorative nature or which involves painting or carpeting in the Premises, Tenant shall provide Landlord with as-built drawings of such Alteration or, if the Alteration has been made strictly in accordance with plans previously delivered to Landlord, Tenant may, at its option, give Landlord a certification of Tenant's architect that said plans constitute "as-built" plans.

      8.5.2. Insurance.

      8.5.2.1. Generally. Throughout the performance of work on any Alteration, Tenant shall carry, or cause to be carried, with insurers of recognized responsibility, licensed to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/X or better in Best's Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best's or its successor), the insurance specified in Section
8.5.2.2 and any other insurance that Landlord may reasonably require. Landlord and the persons specified in Section 7.5.2 shall be designated as additional insureds on the insurance policies. Tenant shall furnish Landlord with evidence satisfactory to Landlord that such insurances is in effect before the commencement of work on any Alteration, and, on request of Landlord during construction, Tenant shall provide evidence satisfactory to Landlord that the insurance remains in effect.

      8.5.2.2. Required Insurance. Throughout the performance of work on any Alteration, Tenant shall carry, or cause to be carried, the following insurance:
(a) workers' compensation insurance in statutory limits and employer's liability coverage in an amount not less than Five Hundred Thousand Dollars ($500,000) covering all persons employed in connection with such work; (b) All-Risk builder's risk property insurance, with vandalism and malicious mischief endorsements, completed value form, covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the performance of work on such Alteration; (c) broad-form commercial liability insurance, with a completed operations endorsement and a contractual liability endorsement, covering any occurrence in or about the Premises or the Building in connection with such Alteration, with single limits of Ten Million Dollars ($10,000,000) for injury, death and property damage, of which Eight Million Dollars ($8,000,000) may be by means of an excess coverage umbrella policy aggregate per location and per project; and (d) comprehensive automobile liability insurance covering the use of all owned, non-owned and hired vehicles with a bodily injury and property damage liability limit of not less than One Million Dollars ($1,000,000). Landlord may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above.

      8.5.3. Inspection. Landlord or its agents shall have the right to inspect any Alteration at any and all times, and may reject work that, in their respective reasonable opinions, does not (a) strictly conform with applicable laws or with the Final Plans as to any matter that might affect the structural components or service systems and facilities of the Building or (b) conform in any material respect with the Final Plans.

      SECTION 8.6. Violations and Liens.

      8.6.1. Discharge of Liens and Violations. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with any Alteration, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all mechanics liens and other liens and encumbrances or claims of liens or encumbrances filed in connection with any Alteration, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance. Tenant, at its expense, shall satisfy or discharge of record each lien or encumbrance within thirty (30) days after it is filed. If Tenant does not so timely satisfy or discharge any such lien or encumbrance, Landlord may (but shall not be obligated to) satisfy or discharge the same. Tenant shall reimburse Landlord within five (5) days after demand for the costs and expenses incurred by Landlord in satisfying or discharging such lien or encumbrance pursuant to the foregoing, without regard for any defense or offset that Tenant may have had against the claimant.

      8.6.2. Tenant's Right to Contest Liens. Notwithstanding anything to the contrary contained in this Section 8.6. Tenant shall have the right to contest in good faith and with diligence the correctness or the validity of any lien, encumbrance or claim therefor provided Tenant discharges of record any lien or encumbrance in accordance with Section 8.6.1.

      SECTION 8.7. Indemnity. Tenant shall be directly responsible to Landlord for the performance of any Alteration, and shall indemnify, defend and hold harmless Landlord from any cost, expense, claim, lien, loss, damage or liability arising therefrom, including any cost, expense claim, lien, loss, damage or liability arising from Tenant's failure to: (a) obtain any permit, authorization or license; (b) comply with this Lease or applicable law; or (c) pay in full all contractors, subcontractors, employees and materialmen performing work on any Alteration; provided, however, that in no event shall Tenant be required to indemnify Landlord to the extent that such cost, expense, claim, lien, loss, damage or liability arises out of the gross negligence or intentional misconduct of Landlord or its agents, employees or contractors.

                                    ARTICLE 9
                                TENANT'S PROPERTY

      SECTION 9.1. Tenant's Property. All office equipment that is installed in the Premises by or for the account of Tenant without expense to Landlord, whether or not attached to or built into the Premises, and that may be removed without substantial damage to the Premises or the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises shall remain the property of Tenant ("Tenant's Property") and may be removed by Tenant at any time during the Lease Term. Tenant shall repair, at its sole expense, any damage to the Premises or to the Building resulting from the installation or removal of Tenant's Property.

      SECTION 9.2. Abandonment. Landlord may consider items of Tenant's Property that remain in the Premises after the expiration or earlier termination of the Lease Term to have been abandoned. Landlord may, at its option, either (a) retain such abandoned items as its property or dispose of them without accountability in such manner as Landlord shall determine, all at Tenant's expense, or (b) remove and store such abandoned items for Tenant, at Tenant's expense.

      SECTION 9.3. Taxes on Tenant's Use and Occupancy. Tenant shall pay to any taxing authority, in a timely manner, any fee, tax or charge levied, assessed or imposed by any governmental agency or authority in connection with Tenant's use and occupancy of the Premises.

                                   ARTICLE 10
                             REPAIRS AND MAINTENANCE

      SECTION 10.1. Landlord's Obligations. Landlord, at its expense, shall make all repairs and replacements necessary to keep the structural members of the Building (including, without limitation, the foundation, load-bearing walls, structural steel and roof supports), roof and roof membrane of the Building in proper order and good repair. In addition, during the first Lease Year, Landlord shall make all repairs and replacements necessary to keep the heating, ventilating and air conditioning system at the Building in proper order and good repair. If, however, any of the foregoing repairs and replacements shall be required due to any acts or failures to act of Tenant, its guests, servants, employees, contractors or invitees, Landlord shall make such repairs at Tenant's reasonable cost and expense. Landlord shall have no responsibility whatsoever to repair any of Tenant's Property.

      SECTION 10.2. Tenant's Obligations. As more specifically set forth in
Section 5.2.2, Tenant shall, at its expense, throughout the Lease Term, take good care of the Premises (or the portion of the Premises then occupied by Tenant other then Space D if prior to the Entire Premises Delivery Date) and the Building equipment therein and make all repairs and replacements necessary to keep the same in proper order and good repair. Tenant shall be responsible for the cost of all repairs, maintenance and replacement of wall and floor coverings in the Premises (or the portion of the Premises then occupied by Tenant other than Space D if prior to the Entire Premises Delivery Date) and for the repair, replacement and maintenance of all fixtures, installations and equipment in the Premises (or the portion of the Premises then occupied by Tenant other than Space D if prior to the Entire Premises Delivery Date). Except as set forth in
Section 10.1 Tenant shall be responsible for all maintenance, replacements and repairs, interior and exterior, ordinary and extraordinary, of the Premises, the Building and the Building equipment, made necessary by: (a) the performance of any Alteration; (b) the installation or use of Tenant's Property in the Premises; (c) the moving of Tenant's Property into or out of the Building; (d) any act or omission of Tenant or its officers, partners, principals, employees, agents, subtenants, contractors or invitees; or (e) Tenant's use or occupancy of the Premises. Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises for which .Tenant is responsible pursuant to the foregoing provisions of this Section 10.2 and in accordance with Article 8 of this Lease. If any such repair work shall constitute an Alteration, the same shall be subject to the provisions of Article 8 regarding Alterations.

      SECTION 10.3. Exculpation of Landlord for Repairs. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant and Tenant's obligations under this Lease shall not be reduced or abated by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, equipment or appurtenances of the Building or the Premises that Landlord is required or permitted to make by this Lease or that are required by law. Landlord may erect scaffolding and barricades in the Premises and the Building, for purposes of such repairs, provided that such structures do not prevent access to the Premises.

                                   ARTICLE 11
                           USE AND COMPLIANCE WITH LAW

      SECTION 11.1. Use. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Landlord represents that the Certificate of Occupancy of the Building allows the use of the Premises for the Permitted Use.

      SECTION 11.2. licenses and Permits. Tenant, at its expense, shall procure and at all times comply with the terms and conditions of any license or permit required for the proper and lawful conduct of its business in the Premises.

      SECTION 11.3. Prohibited Uses. Tenant shall not at any time use or occupy or allow any Person to use or occupy the Premises (or, if prior to the Entire Premises Delivery Date, the portion of the Premises, other than Space D, then occupied by Tenant), or do or permit anything to be done or kept in or about the Premises (or, if prior to the Entire Premises Delivery Date, the portion of the Premises, other than Space D, then occupied by Tenant), that: (a) violates any certificate of occupancy in force for the Building or (b) causes or is likely to cause damage to the Building, the Premises or any equipment, facilities or other systems therein.

      11.3.1. Neither Tenant nor any of its officers, partners, employees, agents, subtenants, contractors or invitees shall cause or permit asbestos or any other Hazardous Material to be used, stored, released, handled, produced or installed in, on or from the Premises or the Building, except that, to the extent not prohibited by law, Tenant may store and use in the Premises minor quantities of cleaning agents and similar substances used in the cleaning or maintenance of the Premises. In the event of a breach of the covenants contained in this paragraph, and in addition to all of its rights and remedies under this Lease and pursuant to law, Landlord, at its election, may either require Tenant to remove or to reimburse Landlord for the costs of removing such Hazardous Material. In the event Tenant or any of its officers, partners, employees, agents, subtenants, contractors or invitees causes or permits a material to be used, stored, released, handled, produced or installed and such material is subsequently found to be a Hazardous Material, Tenant, at Tenant's expense, shall comply with all laws with respect thereto and Landlord, at its election, may either require Tenant to remove or to reimburse Landlord for the costs of removing such Hazardous Materials. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

      SECTION 11.4. Compliance by Tenant. Tenant shall promptly forward to Landlord a copy of any notice it receives of the violation of any law involving the Premises. Tenant shall, at Tenant's expense, comply with all applicable laws now or hereafter existing that impose any obligation, order or duty on Landlord or Tenant, arising from or related to: (a) Tenant's specific use of the Premises; (b) the manner of conduct of Tenant's business or operation of its equipment therein; (c) any cause or condition created by or at the instance of Tenant; (d) breach of any of Tenant's obligations hereunder; or (e) any Hazardous Material brought into the Building by Tenant, any subtenant or any agent, contractor or invitee of either, whether or not such compliance requires work which is structural or non-structural, ordinary or, extraordinary, foreseen or unforeseen. Tenant shall pay, within ten (10) days after demand therefor, all the costs, expenses, fines, penalties and damages that may be imposed upon Landlord by reason of or arising out of Tenant's failure to comply with the provisions of this Section 11.4. If any work performed by Tenant pursuant to this Section 11.4 shall constitute an Alteration the same shall be subject to the provisions of Article 8 regarding Alterations.

                                   ARTICLE 12
                               RIGHTS OF LANDLORD

      SECTION 12.1. Entry by Landlord. Landlord and its agents shall have the right to enter the Premises: (a) to examine the Premises and during Business Hours to show them to actual and prospective lenders, Senior Interest Holders, purchasers, and tenants of the Building; (b) to operate and maintain and to make repairs and alterations in the Premises and the Building and their respective systems, facilities and equipment; (c) to read any utility meters located therein; and (d) during the period of twelve (12) months, prior to the expiration of the Lease Term, to exhibit the Premises to prospective tenants. Any entry by Landlord shall be made on reasonable advance oral notice and during Business Hours, except in emergency situations. In exercising its rights under this Section 12.1. Landlord shall take reasonable commercial measures to avoid unnecessary interference with Tenant's use and occupancy of the Premises. Landlord shall have a pass key (or similar entry device) to the Premises and shall be allowed to bring materials and equipment into the Premises as required in connection with maintenance, repairs and Alterations, without any liability to Tenant and without any reduction of Tenant's obligations. The foregoing shall not require Landlord to incur any overtime charges or premium payments.

      SECTION 12.2. Obstructions of Light or View: Closures.

      12.2.1. If at any time any windows of the Building are temporarily darkened, bricked up or the light, air or view therefrom is obstructed (a) on a temporary basis by reason of any repairs, improvements or maintenance in or about the Building or on a permanent basis by reason of a requirement of law or
(b) by reason of any structure that may be erected on lands in the vicinity of the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease and shall not be deemed to constitute an eviction.

      SECTION 12.3. Entry Prior to End of Term. If during the last month of the Lease Term Tenant has removed all or substantially all of Tenant's Property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, however, Tenant's obligation to pay Rent shall cease as of such date.

                                   ARTICLE 13
                              DAMAGE OR DESTRUCTION

      SECTION 13.1. Restoration. If the Building or the Premises is partially or totally damaged by fire or other casualty, then so long as neither Landlord nor Tenant has exercised any right to terminate this Lease under this Article 13 and subject to the rights of Senior Interest Holders, if any, Landlord shall repair the damage and restore or rebuild the Building or the Premises (but excluding Tenant's Property), as the case may be, with reasonable dispatch but without the incurrence of overtime or premium pay labor rates, after notice to Landlord of the damage or destruction. Notwithstanding anything to the contrary in the preceding sentence, Landlord shall not be obligated to so repair any such damage caused by such casualty and to restore or rebuild the Building or the Premises until Landlord shall have collected substantially all of the insurance proceeds receivable on account of the casualty, provided, however, that in no event shall Landlord be required to expend on such restoration amounts in excess of the total insurance proceeds (net of the costs of collection) collected on account of the casualty.

      SECTION 13.2. Rent Abatement. Subject to the provisions of Section 13.3 if fire or other casualty damages, destroys or renders the Premises or any portion thereof untenantable or deprives Tenant of access to the Premises, then the Phase-in Rents, Base Rent and Ground Lease Rent attributable to such portion shall be abated and the

Additional Rent payable under Article 5 shall be reduced by the proportion that the Rentable Area of such portion of the Premises bears to the total Rentable Area of the Premises, for the period beginning on the date of the damage or destruction and ending on the earlier of (a) the date on which any damage to the Premises has been substantially repaired and Tenant has reasonable access to the Premises and (b) the date on which Tenant reoccupies such portion of the Premises.

      SECTION 13.3. Termination Rights.

      13.3.1. Landlord's Election to Terminate. If (a) the Building is so damaged by fire or other casualty that Landlord elects not to restore the Building, or (b) less than two (2) years remains in the Lease Term at the time of a fire or other casualty and the time necessary to rebuild or repair the Building, in the opinion of a reputable contractor, would exceed ninety (90) days, or (c) Landlord would be required under Section 13.2 to abate or reduce the Phase-in Rents, Base Rent, Ground Lease Rent and Additional Rent for a period in excess of six (6) months if rebuilding or repairs were undertaken, then, in any of such case, Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. This Lease shall terminate on the thirtieth (30th) day after the date that such termination notice from Landlord is given, and the Rents shall be prorated as of such termination date.

      13.3.2. Tenant's Election to Terminate. If the Building or the Premises is destroyed by fire or other casualty and (i) Landlord shall not commence to re-build or repair such damage within sixty (60) days of the date of such fire or other casualty, or (ii) Landlord shall, for any reason, fail to complete such re-building or repair within one (1) year of the date of the fire or other casualty, then in any such event Tenant may, at its option, terminate this Lease by giving Landlord notice. This Lease shall terminate on the tenth (10th) day after the date that such termination notice from Tenant is given unless the Landlord shall commence such re-building or repair or complete such restoration, as the case may be, within such ten (10) day period, and the Rents shall be prorated as of such termination date.

      SECTION 13.4. Business Interruption. Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 13. Landlord shall exert reasonable efforts to make (or to cause to be made) such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy of the Premises, but Landlord shall have no obligation to perform such work on an overtime or premium-pay basis.

      SECTION 13.5. Tenant's Property. Landlord shall not be obligated to repair any damage to, or to replace, Tenant's Property. Tenant shall restore any damage to Tenant's Property with reasonable dispatch after such damage or destruction at Tenant's sole cost and expense.

      SECTION 13.6. Waiver. Tenant hereby waives the application of any law to any case of damage to or destruction of the Building or the Premises by fire or other casualty, or to a taking of all or part of the Building or the Premises subject to the provisions of Article 14 below. This Article 13 constitutes an express agreement governing damage or destruction of the Premises or the Building by fire or other casualty, and neither Section 227 of the Real Property Law of the State of New York nor any other laws of similar import now or hereafter in effect shall have any application in any such case.

                                   ARTICLE 14
                                 EMINENT DOMAIN

      SECTION 14.1. Complete Taking. If all or substantially all of the Premises is taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public use or purpose ("Eminent Domain"), this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority takes possession, whichever is earlier (the "Date of the Taking"), and the Rents shall be prorated and adjusted as of such date.

      SECTION 14.2. Partial Taking. If part of the Building or the Premises is taken by Eminent Domain, this Lease shall be unaffected by such taking, except that if more than twenty-five percent (25%) of the Rentable Area of the Building shall be taken, or if so much of the Building shall be taken that Tenant reasonably determines that the Building cannot be restored, reconstructed or replaced in a suitable manner so that the Building may continue to be used for the purposes intended Tenant may, at its option, terminate this Lease by giving Landlord notice to that effect within one hundred eighty (180) days after the Date of the Taking. This Lease shall terminate on the tenth (10th) day after the date that any such termination notice is given, and the Rents shall be prorated and adjusted as of such termination date. Upon a partial taking, where this Lease continues in force as to any part of the Premises, (i) the Phase-in Rents, Base Rent and Ground Lease Rent shall be reduced by the percentage that the Rentable Area of the portion of the Premises taken bears to the Rentable Area of the Premises prior to the taking, and (ii) Landlord shall repair or restore the remaining portions of the Building with reasonable dispatch after collection of substantially all of the award attributable to the taking by Eminent Domain; provided, however, that Landlord shall not be required to expend on such repair or restoration amounts in excess of the total awards (net of the costs of collection) collected by it on account of the taking.

      SECTION 14.3. Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking of the Premises without deduction for any estate vested in Tenant by this Lease. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment. Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Tenant's Property, the interruption of its business or moving expenses, but only if such award or payment shall be made in addition to Landlord's award and if Tenant's claim does not adversely affect or result in any reduction of Landlord's award or interfere with the prosecution of a claim for the taking by Landlord.

      SECTION 14.4. Temporary Taking. If all or any portion of the Premises is taken by Eminent Domain for a limited period of time, this Lease shall remain in full force and effect, and Tenant shall continue to perform all of Tenant's obligations under this Lease, including, without limitation, the payment of Rents. Tenant shall be entitled to claim and receive only that portion of the award or payment from the condemning authority expressly granted for any such temporary taking of the Premises attributable to any period within the Lease Term and that portion of the award, if any, for damage to Tenant's Property.

                                   ARTICLE 15
                              SURRENDER OF PREMISES

      SECTION 15.1. Surrender. On the last day of the Lease Term, upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord broom clean and in good order, condition and repair (ordinary wear and tear and any damage or destruction caused by fire or other casualty that Tenant is not obligated by this Lease to repair excepted). Upon expiration of the Lease Term or earlier termination of this Lease, all of Tenant's right, title and interest in the Premises and the Building shall cease.

      SECTION 15.2. Acceptance of Surrender. Prior to the expiration or earlier termination of this Lease in accordance with the terms hereof, no act or thing done by Landlord or its agents (including accepting the keys or similar access devices to the Premises) shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

      SECTION 15.3. No Holding Over. There shall be no holding over by Tenant after the expiration or earlier termination of this Lease and the failure by Tenant to deliver possession of the Premises to Landlord shall be an unlawful holdover. During any period in which Tenant so holds over, the rental value of the Premises, payable from the date immediately following the date on which Tenant was to deliver the Premises through and including the last day of the calendar month in which Tenant so delivers the Premises, shall be deemed to be equal to the greater of (a) the product of (i) one hundred fifty percent (150%) and (ii) the sum of (x) the Base Rent and Ground Lease Rent payable immediately preceding the expiration or earlier termination of this Lease and (y) all other items of Additional Rent that would have been otherwise payable hereunder had this Lease not expired or been terminated and (b) the then fair market rental value of the Premises. Acceptance by Landlord of any such Rent during the period in which Tenant so holds over shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the remedies provided by this Lease or at law or in equity. Payment of any such Rent and other sums during any period in which Tenant holds over shall not excuse Tenant's obligation to vacate and surrender the Premises on the date, and in the manner and condition, required under this Lease nor create any tenancy from month-to-month or otherwise.

                                   ARTICLE 16
                         EXCULPATION AND INDEMNIFICATION

      SECTION 16.1. Exculpation. Neither Landlord, nor any Senior Interest Holder, nor any partner, principal, director, officer, agent or employee of any of the foregoing (hereinafter collectively referred to as "Landlord Parties") shall be liable to Tenant or its partners, principals, directors, officers, contractors, agents, employees, invitees, sublessees, licensees or any other Person claiming through or under Tenant, for any loss, injury or damage to Tenant or to any other Person, or to its or their property (nor shall Tenant or any other Person be entitled to any abatement or suspension of its obligation to pay Rents or be construed to be constructively or otherwise evicted), irrespective of the cause of such loss, injury or damage, including claims resulting from: (a) any equipment or appurtenances becoming out of repair; (b) injury done or occasioned by weather conditions; (c) any defect in or failure of plumbing, heating or air conditioning equipment, gas, water, and steam pipes, stairs, railings or walks; (d) broken glass; (e) the backing up of any sewer pipe or downspout; (f) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Building or the Premises; (g) the escape of steam or hot water; (h) water, snow or ice being upon or coming through the roof or any skylight, trapdoor, stair, doorway, window, walk or any other place upon or near the Building or the Premises or otherwise; (i) the falling of any fixture, plaster, tile or stucco; (j) the failure to provide any of the services or utilities to which Tenant is entitled pursuant to the terms of this Lease; and (k) any act, omission or negligence of other tenants or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, unless caused by or resulting from the gross negligence or willful misconduct of Landlord or its employees or agents in the operation or maintenance of the Premises or the Building. Further, in no event shall Landlord or any Landlord Party be liable for any indirect, consequential or punitive damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant, including loss of profits.

      SECTION 16.2. Indemnity. Tenant shall defend, indemnify and hold harmless Landlord and all Landlord Parties from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or in connection with: (a) the conduct or management of the Premises (or the portion of the Premises, other than Space D, then occupied by

Tenant, if prior to the Entire Premises Delivery Date) or of any business therein, or any work or act whatsoever done, or any condition created (other than by the gross negligence or willful misconduct of Landlord or any of the Landlord Parties) occurring on or about the Premises (or the portion of the Premises, other than Space D, then occupied by Tenant, if prior to the Entire Premises Delivery Date) during the Lease Term and/or the period of time, if any, prior to the Term Commencement Date during which Tenant may have been given access to the Premises or during any holdover by Tenant after the expiration or earlier termination of this Lease; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, principals, directors, officers, agents, invitees, employees or contractors; (c) any accident, injury or damage whatever (unless caused by the gross negligence of Landlord or any of the Landlord Parties occurring in or about the Premises); and
(d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. If any claim, action or proceeding is brought against any of the Persons indemnified under this Section
16.2 for a matter covered by this indemnity, Tenant, upon notice from the indemnified Person, shall defend such claim, action or proceeding by counsel reasonably satisfactory to Landlord and the indemnified Person.

      SECTION 16.3. Transfers of Landlord's Interest. The term "Landlord" shall mean only the owner at the time in question of the present Landlord's interest in the Building and in the event of (a) a sale or transfer of all or any part of the Building which includes the Premises (by operation of law or otherwise),
(b) the lease of all or substantially all of the Building or (c) a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or lease, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; it being intended that Landlord's obligations hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective successive periods of ownership. In the event of such a sale, transfer or lease, the covenants and agreements of Landlord shall thereafter be binding upon the transferee of Landlord's interest.

      SECTION 16.4. Recourse Limited to Premises. Tenant shall look solely to Landlord's estate and interest in the Premises for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord's agents, incorporators, subscribers, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Premises or any other liability of Landlord to Tenant.

                                   ARTICLE 17
                          SUBORDINATION AND ATTORNMENT

      SECTION 17.1. Subordination. This Lease, and all rights of Tenant hereunder, are subordinate and subject to all present and future leases of the Building and any mortgages upon the Building and to all advances thereunder and renewals, replacements, modifications, consolidations and extensions thereof (all of the foregoing, collectively, the "Senior Interests", and holders of Senior Interests shall be referred to as "Senior Interest Holders"), unless any Senior Interest Holder elects that this Lease shall be superior to its lease or mortgage pursuant to Section 17.2. This Section 17.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any Senior Interest Holder or any of their respective successors in interest may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within ten
(10) days after request therefor, such failure shall constitute a default under this Lease. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instrument for and on behalf of Tenant in the event of such a default by Tenant, but exercise by Landlord of its power-of-attorney shall not cure the default. Landlord shall, following execution of this Lease, request non-disturbance and attornment agreements, in form reasonably satisfactory to Tenant, from each Senior Interest Holder holding a senior leasehold or mortgage on the Building or the Premises as of the date of this Lease; it being understood that Landlord shall not be required to pay any consideration to such Senior Interest Holder unless Tenant, at Tenant's option, elects to pay such consideration on Landlord's behalf. The failure or refusal of any Senior Interest Holder to provide such non-disturbance and attainment agreement shall not affect the provisions of this Article or this Lease.

      SECTION 17.2. Election to Subordinate. By written notice to Tenant, any Senior Interest Holder may elect to subordinate its interest to this Lease.

      SECTION 17.3. Notice and Cure of Landlord's Default. If any act or omission of Landlord would give Tenant the right, immediately or after the giving of notice and/or a lapse of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until: (a) it has given written notice of the act or omission to Landlord and each Senior Interest Holder whose name and address shall have been furnished to Tenant, which notice shall specifically refer to this Section 17.3 and shall describe Landlord's default with reasonable detail, specifying the section of this Lease as to which Landlord is in default; and (b) a reasonable period for remedying the act or omission shall have elapsed following the giving of such notice and following the time during which each Senior Interest Holder would be entitled to remedy the act or omission (which reasonable period shall in no event be shorter than the period during which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). If within such reasonable period any Senior Interest Holder gives Tenant notice of its intention to remedy the act or omission, and thereafter diligently commences the required remedial action and pursues it to completion, Tenant shall have no right to terminate this Lease on account of the act or omission.

      SECTION 17.4. Attornment. Any Senior Interest Holder who succeeds to the rights of Landlord under this Lease, whether through exercise of remedies or by operation of law, is in this Section 17.4 called a "Successor Landlord." Upon the Successor Landlord's succession to the rights of Landlord under this Lease, at the option of the Successor Landlord, Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence the attornment.

                                   ARTICLE 18
                                 QUIET ENJOYMENT

      SECTION 18.1. Quiet Enjoyment. So long as Tenant timely pays all the Rents and performs all of Tenant's other obligations hereunder within the time periods permitted under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises during the Lease Term without hindrance or ejection by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.

                                   ARTICLE 19
                            ASSIGNMENT AND SUBLETTING

      SECTION 19.1. Prohibition. Tenant shall not assign or otherwise transfer this Lease or sublet the Premises or any part thereof, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed. Unless Tenant proposes to sublease all or any portion of the Premises, or to assign this Lease, (i) to an Affiliate, or (ii) as part of a sale, assignment or other transfer of the equity interest of Tenant or a sale, assignment or transfer of assets of Tenant in addition to the Lease and Tenant's interest in the Premises, Tenant shall give Landlord notice of its intention to enter into such assignment or sublease and such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may (A) terminate this Lease with respect to such space as Tenant proposes to sublease if the term of such sublease is for the balance of the Lease Term, upon the terms and conditions hereinafter set forth, or (B) if the proposed transaction is an assignment of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within thirty (30) days after Landlord's receipt of Tenant's notice. If Landlord exercises this option to terminate all or a portion of this Lease pursuant to this Section 19.1, (x) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that which is 75 days after Landlord's receipt of Tenant's notice,
(y) Tenant's Rents shall be apportioned, paid or refunded as of such date, and
(z) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof. If Landlord shall not exercise its right to terminate pursuant to this Section, then if such assignment or sublease shall not be consummated within nine (9) months from the giving of such notice by Tenant, Landlord's right to terminate shall be reactivated and the foregoing provisions of this Section 19.1 shall apply to any future assignment or sublease.

      SECTION 19.2. Information to Landlord. If Landlord does not exercise its option to terminate pursuant to Section 19.1, Tenant shall give written notice to Landlord of any proposed assignment or sublease accompanied by: (a) a conformed or photostatic copy of the proposed assignment or sublease; (b) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee, the nature of its business and (for a proposed sublease) the space to be sublet; and (c) current financial information with respect to the proposed assignee or sublessee satisfactory to Landlord, including its most recent financial report.

      SECTION 19.3. Consent by Landlord. If Landlord does not exercise its option to terminate pursuant to Section 19.1, Landlord shall not unreasonably withhold its consent to the proposed assignment or sublease, provided that the conditions set forth below are met. Landlord shall notify Tenant in writing whether or not it consents to the proposed assignment or sublease within twelve
(12) days after the later to occur (i) Landlord's receipt of notice of the proposed assignment or sublease, and (ii) Landlord's receipt of all of the information set forth in Section 19.2. In the event Landlord fails to notify Tenant within said twelve (12) day period, Landlord shall be deemed to have consented to such sublease or assignment.

      19.3.1 Use. The business of the proposed assignee or subtenant and its use of the Premises, or the relevant portion thereof, must be consistent with the Permitted Use.

      19.32. Identity. The proposed assignee or subtenant must be a reputable Person of good character with sufficient assets and income, in Landlord's reasonable judgment, to bear the financial responsibilities of Tenant under this Lease, and Landlord must be furnished with reasonable proof thereof.

      SECTION 19.4. Miscellaneous.

      19.4.1 General Terms. Tenant shall reimburse Landlord on demand for any actual, out-of-pocket costs that Landlord may incur in connection with any proposed assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with any request for consent; provided, that such costs shall be commercially competitive. Any assignment of this Lease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until the assignee executes an agreement enforceable by Landlord in form and substance satisfactory to Landlord whereby the assignee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder.

      19.4.2. Tenant Remains Liable. Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of Rents and for the performance of all the other obligations of Tenant contained in this Lease. Any act or omission of an assignee or subtenant or any Person claiming under or through any of them that violates this Lease shall be deemed a violation of this Lease by Tenant.

      19.4.3. Effect of Consent. The consent by Landlord to any assignment or sublease shall not relieve Tenant or any Person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article 19, to any future assignment or sublease. Landlord shall not, by consenting to a sublease, be deemed to have approved any of the terms of the sublease and in the event of any discrepancy between the terms of this Lease and the terms of the sublease, the terms of this Lease shall be controlling.

      19.4.4. General Sublease Provisions. With respect to each and every sublease consented to by Landlord under the provisions of this Article 19, it is further agreed that:

            (a) The term of the sublease must end no later one day prior to the last day of the Lease Term;

            (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until a fully executed counterpart of such sublease has been delivered to Landlord; and

            (c) Each sublease shall provide that (i) it is subject and subordinate to this Lease and all interests to which this Lease is subordinate and subtenant shall agree not to violate any provision of this Lease; (ii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iii) on termination of this Lease or re-entry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but that nevertheless Landlord shall not be: (x) liable for any previous act or omission of Tenant under such sublease; (y) subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (z) bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one (1) month's rent.

      19.4.5. Material Modification. No material modification or amendment shall be made to a sublease without the prior written consent of Landlord.

      SECTION 19.5. Acceptance of Rent. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the sublessee. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting or collection shall be deemed a waiver of any of the provisions of this Lease, an acceptance of the assignee or sublessee as a lessee, or a release of Tenant from the performance by Tenant under this Lease.

      SECTION 19.6. Assignment or Sublease to Affiliates. Notwithstanding anything to the contrary contained in this Article 19, Tenant may assign this Lease or sublet all or any portion of the Premises to any Affiliate of Tenant, in each case subject to the provisions of this Article 19 but without complying with the provisions of Sections 19.1-19.3. Tenant shall give Landlord at least thirty (30) days' prior notice of any such assignment or subletting to an Affiliate of Tenant, and shall deliver to Landlord a photocopy of the assignment agreement or sublease, as the case may be, within five (5) days after the execution and delivery of the same by the parties thereto.

      SECTION 19.7. Profits. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord other than an assignment or sublease to a parent, subsidiary or affiliate of Tenant, Tenant shall, in consideration of such assignment or subletting, pay to Landlord:

            (a) In the case of an assignment, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment after first deducting Tenant's reasonable brokerage fees, marketing and legal expenses, architectural fees, any out-of-pocket costs paid by Tenant in order to prepare the Premises (or any portion thereof) for occupancy and any other reasonable market concessions paid, incurred or granted by Tenant in connection with such transaction; or

            (b) In the case of a sublease, 50% of any consideration received under the sublease by Tenant from the subtenant which exceeds, on a per square foot basis, the Ground Lease Rent and Rents accruing during the term of the sublease in respect of the subleased space, after first deducting Tenant's reasonable brokerage fees, marketing and legal expenses, free rent periods, lease take-over costs, architectural fees, and any out-of-pocket costs paid by Tenant in order to prepare the Premises (or any portion thereof) for occupancy, and any other reasonable market concessions paid, incurred or granted by Tenant in connection with such transaction. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

                                   ARTICLE 20
                              ESTOPPEL CERTIFICATES

      SECTION 20.1. Estoppel Certificates. Within ten (10) days after any request by Landlord or Tenant therefor, the other party shall execute and deliver to the requesting party an estoppel certificate, in form and substance reasonably satisfactory to the other, addressed to the requesting party or such Persons as it may designate, certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) as to the Term Commencement Date, the Rent Commencement Date and the Expiration Date and that there are no agreements with Landlord to extend or renew the Lease Term or to permit any holding over (or if there are any such agreements, describing them and specifying the periods of extension or renewal or holdover); (c) the amount of Rents payable hereunder and dates through which Rents have been paid;
(d) as to whether, to the knowledge of the other party, the requesting party is in default in performance of any of its obligations under this Lease, and specifying each default of which it has knowledge; (e) as to whether, to the knowledge of the other party, any event has occurred that, with the giving of notice or passage of time, or both, would constitute a default by the requesting party under this Lease and, if such an event has occurred, specifying each such event; (f) as to whether Tenant is entitled to any abatement or refund of, or credit or offset against, payment of Rents, and, if so, describing them; (g) that Tenant has no rights or options to purchase the Premises or the Building;
(h) that Tenant is the only occupant of the Premises, or if there are other occupants, subtenants or assignees, the identity of such Persons; (i) as to whether Tenant has accepted possession of the Premises; and (j) any other matter the requesting party may reasonably request.

                                   ARTICLE 21
                                     BROKER

      SECTION 21.1. Broker. Landlord and Tenant each represent to the other that it dealt with no broker in connection with this transaction other than Broker; and Landlord agrees to pay the fee to Broker pursuant to a separate agreement. Tenant does hereby indemnify the Landlord against the claims of any broker (other than Broker) not employed by Landlord with whom Tenant may have dealt in connection with the leasing of the Premises to Tenant and to indemnify, defend and hold Landlord harmless from and against any such claims. Landlord does hereby indemnify, defend and hold Tenant harmless from and against any claims with respect to this Lease made against Tenant by any person (including Broker) not employed by Tenant in connection with the leasing of the premises to Tenant and from and against all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees and disbursements.

                                   ARTICLE 22
                             CONDITIONAL LIMITATIONS

      SECTION 22.1. Conditional Limitations. The following shall constitute Events of Default:

      22.1.1 Failure to Pay Rents. If Tenant shall fail to pay any portion of Base Rent, Ground Lease Rent, Taxes or Additional Rent when due and such failure shall continue for five (5) days after notice thereof by Landlord to Tenant; or

      22.1.2. Failure to Take Possession: Abandonment. If Tenant shall fail to take possession of the Premises within fifteen (15) days after tendered by Landlord, or if Tenant shall abandon the Premises; or

      22.1.3. Failure to Perform Under This Lease. If Tenant shall fail to observe and perform any provision of this Lease other than the failure to pay Rents as provided in Section 22.1.1 to be observed or performed by Tenant and such failure continues for twenty (20) days after notice thereof by Landlord to Tenant, unless, if the nature of such failure is such that it cannot reasonably be cured within such twenty (20) day period, (a) within such twenty (20) day period Tenant notifies Landlord in writing that it intends to cure such failure and actually commences to cure such failure, and (b) Tenant thereafter diligently proceeds to complete such cure; or

      22.1.4. Voluntary Proceeding. If Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for any part of its Property or

      22.1.5. General Assignment. If Tenant shall make an assignment for the benefit of creditors; or

      22.1.6. Involuntary Proceeding. If any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or relief of debtors or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property, which either results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or remains undismissed for a period of sixty (60) days; or

      22.1.7. Appointment of Trustee. If a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within thirty (30) days; or

      22.1.8. Tenant's Acquiescence. If Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Sections 22.1.6 or 22.1.7; or

      22.1.9. Hypothecation, Assignment or Subletting. If this Lease shall be hypothecated or assigned or if the Premises shall be sublet, or if there shall be attempts at such actions, in violation of the provisions of Article 19;

      SECTION 22.2. Remedies and Damages.

      22.2.1. Surrender and Re-Entry. If (a) an Event of Default shall occur as provided in Section 22.1.1 through Section 22.1.9, inclusive, and not be cured within the applicable grace periods provided therein; or (b) if Tenant commences a cure pursuant to Section 22.1.3 and fails to diligently proceed therewith after five (5) days' notice from Landlord, then Landlord may terminate this Lease by giving Tenant a three (3) day notice of termination and upon the expiration of said three (3) days, this Lease shall terminate and Tenant shall immediately quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time thereafter, without further notice, re-enter the Premises, either by summary proceedings or by any other applicable action or proceeding or otherwise, and remove all Persons and property from the Premises. The removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. The terms "re-enter," "re-entry" or "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

      22.2.2. If Landlord shall have re-entered the Premises or this Lease shall have terminated and expired as provided in Section 22.2.1, then, in either such case, Landlord may relet the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions (that may include concessions and free rent periods) as Landlord may determine; provided, however, that Landlord shall not be liable for refusal or failure to relet the Premises, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

      22.2.3. Waiver of Notice and Redemption. Tenant hereby waives (a) the service of any notice of intention to re-enter and (b) all rights of Tenant to redeem the Premises or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed or ejected by a judgment or by warrant of any court, (ii) any re-entry by Landlord or (iii) any expiration or termination of this Lease and the Lease Term, whether such dispossession, ejection, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

      22.2.4. Damages. If this Lease and the Lease Term shall terminate as provided in Section 22.2.1 or if Landlord shall re-enter the Premises as provided in Section 22.2.1 hereof, then, in any of such events:

      (a) Tenant shall pay to Landlord all Base Rent, Ground Lease Rent and Additional Rent to the date upon which this Lease and the Lease Term shall have expired or to the date of re-entry upon the Premises by Landlord, as the case may be;

      (b) Tenant also shall pay to Landlord, as damages, any deficiency (a "Deficiency") between the Rents for the period that otherwise would have constituted the unexpired portion of the Lease Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of
Section 22.2.2 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

      (c) Whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord may elect, at any time, to recover from Tenant, and Tenant shall pay to Landlord on demand, in lieu of any further Deficiency as and for liquidated damages, a sum equal to the amount by which the Rents for the period that otherwise would have constituted the unexpired portion of the Lease Term exceeds the then fair market rental value of the Premises for the same period, both discounted to present value at the rate of six percent (6%) per annum less the aggregate amount of Deficiencies theretofore collected by Landlord for the same period.

      22.2.5. Rents from Reletting. If the Premises shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rents reserved in this Lease. Nothing contained in this Article 22 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any laws, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in
Section 22.2.

      22.2.6. Monies Received. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceedings between Landlord and Tenant shall be deemed paid as compensation for the use and occupancy of the Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rents or a waiver on the part of Landlord of any rights hereunder.

      22.2.7. Equitable Remedies. Following a breach or threatened breach by Tenant of any of the provisions hereof, Landlord shall have the right to seek injunctive relief and the right to invoke any remedy allowed at law or in equity.

      SECTION 22.3. Waiver of Trial by Jury and Counterclaims. Landlord and Tenant each waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises or the operation, maintenance or control of the Building. Tenant shall not interpose any counterclaim it may otherwise assert in any summary proceeding whether such summary proceeding is based on nonpayment of Rents or on Tenant's holding over after expiration of the Lease Term or on any other basis pursuant to Article 7 of the New York Real Property Actions and Proceedings Law, nor will Tenant seek to consolidate any such action or proceeding with any other action or proceeding, unless by not interposing such counterclaim or such action or proceeding, as the case may be, Tenant would be barred from asserting such counterclaim or such action or proceeding, as the case may be, in a separate action or proceeding. The provisions of this Section
22.3 shall survive the expiration or earlier termination of this Lease.

      SECTION 22.4. No Holdover by Tenant. Tenant waives any rights under
Section 2201 of the New York Civil Practice Law and Rules in connection with any holdover proceedings that Landlord may institute against Tenant. If the Premises are not surrendered upon the expiration or earlier termination of this Lease with respect to all or any portion of the Premises, Tenant hereby indemnifies Landlord against any loss, cost, injury, damage, claim, expense or liability (including attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Premises or such portion thereof. Tenant's obligations under this Section 22.4 shall survive the expiration or earlier termination of the Lease Term.

      SECTION 22.5. Landlord's Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant under this Lease at any time after notice and the lapse of any cure period, if any, included within the conditional limitation to which such default relates, but without further notice. Whenever Landlord so elects, all costs and expenses incurred by Landlord in curing any such default, including attorneys' fees and disbursements, together with interest on the amount of costs and expenses so incurred at the Interest Rate, shall be paid by Tenant to Landlord on demand, as Additional Rent.

      SECTION 22.6. Effects of Waivers of Breach; No Other Waiver. No consent or waiver, express or implied, by Tenant or Landlord of any breach of any obligation of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. The failure of Landlord at any time to insist upon the strict performance of any obligation of Tenant or to exercise any right or remedy herein contained shall not be construed as a waiver or relinquishment of the performance of such obligation or of the right to exercise any right or remedy in the future. Without limiting the generality of the foregoing, the receipt or acceptance by Landlord of Rents or the payment by Tenant of Rents with knowledge of a breach by the other party of any term of this Lease shall not be deemed a waiver of such breach;

      SECTION 22.7. Remedies Not Exclusive. The rights and remedies of Landlord provided in this Lease for a breach by Tenant are cumulative and not exclusive, and the exercise by Landlord of any other right or remedy it may have shall not preclude the concurrent or subsequent exercise of any other right or remedy it may have pursuant to this Lease, at law or in equity.

      SECTION 22.8. Payment of Landlord's Expenses. Any expenses incurred by Landlord in connection with any performance by it for the account of Tenant and all costs and expenses, including reasonable attorneys' fees, involved in collecting Rents or enforcing the obligations of Tenant under this Lease, including the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after breach by Tenant or upon expiration or earlier termination of this Lease, shall be due and payable by Tenant, on demand, as Additional Rent.

                                   ARTICLE 23
                                  MISCELLANEOUS

      SECTION 23.1. No Recording. Tenant may record a memorandum of this Lease. Upon the expiration or termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord such documents and instruments, in form suitable for recording, as Landlord shall reasonable request to evidence the termination of such memorandum of Lease. Tenant shall, at Landlord's request, execute a notice of termination of memorandum of Lease to be held in escrow until such termination or expiration of this Lease.

      SECTION 23.2. Entire Agreement This Lease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Landlord and Tenant in connection therewith. All prior agreements and understandings between the parties have merged into this Lease.

      SECTION 23.3. Amendments. No agreement shall be effective to amend, change, modify, waive, release, discharge or terminate this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease, and is signed by Landlord and Tenant.

      SECTION 23.4. Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 19 shall operate to vest any rights in any putative assignee, sublessee or transferee of Tenant.

      SECTION 23.5. Force Majeure. Landlord shall have no liability whatsoever to Tenant on account of the inability of Landlord to timely fulfill any of Landlord's obligations under this Lease by reason of any strike, lockout or other labor trouble; inability to obtain labor, materials, coal, oil, or other suitable fuel or reasonable substitutes therefor or the failure of the supply of any thereof; acts of God, fire or other casualty; governmental preemption of priorities or other controls in connection with a public emergency; governmental restrictions or requirements of laws; enemy or hostile governmental action; civil commotion; or any other cause beyond Landlord's reasonable control (the foregoing events are collectively referred to as "Force Majeure"). If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of Force Majeure.

      SECTION 23.6. Signs. Landlord may, at its option, elect to remove The Robert Plan sign from the front of the Building.

      SECTION 23.7. Interpretation.

      23.7.1. Governing Law. This Lease shall be governed by, and be construed in accordance with, the laws of the State of New York.

      23.7.2. Invalidity. If any provision of this Lease or the application thereof to any Person or circumstance shall be invalid or unenforceable, the remainder of this Lease and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

      23.7.3. Captions. The Table of Contents, captions, headings and titles of this Lease are solely for convenience of reference and shall not affect its interpretation.

      23.7.4. Presumptions. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

      23.7.5. Number and Gender. All words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      23.7.6. Exhibits. All exhibits appended to this Lease are incorporated herein and by this reference made a part hereof.

      SECTION 23.8. Joint and Several Liability. If at any time during the Lease Term, Tenant comprises more than one Person, all such Persons shall be jointly and severally liable for payment of Rents and for performance of every obligation of Tenant under this Lease.

      SECTION 23.9. Submission of Lease. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or the granting of an option to do so. This instrument shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.

      SECTION 23.10. Notices From One Party to the Other; Consents and
Approvals.

      (a) Any notice or demand which, under the terms of this Lease must or may be given or made by the parties herein, shall be in writing, and shall be given or made by mailing the same, by certified or registered mail, return receipt requested, or by delivering same by hand (with receipt) or by Federal Express or other similar overnight commercial carrier addressed:

      (i) if to Landlord, to the Address for Landlord, Attention: Mr. Steven Berger, with a copy to the Address for Landlord, Attention:
            Corporate Counsel;

            with a copy by regular mail to:

            CERTILMAN BALIN ADLER & HYMAN, LLP
            90 Merrick Avenue
            East Meadow, New York 11554
            Attention: Louis Soloway, Esq.

      (ii)  if to Tenant, at the Address for Tenant.

      (b) Either party may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder shall be deemed delivered when received by the party to whom same is addressed or when the party sending the same receives notification from the post office or carrier that same cannot be delivered or is unclaimed. Notices given by the attorney for either party shall be deemed given by such party.

      SECTION 23.11. No Representations by Landlord. Landlord and Landlord's agents have made no representations, warranties or promises whatsoever with respect to the Premises, the Building, the land underlying the Building, the rents, leases, Taxes, expenses of operation or any other matter or thing, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Tenant represents and warrants that it is fully familiar with the Premises and the Building and has thoroughly inspected same. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to any latent defects.

      SECTION 23.12. Ground Lease. This Lease is subject and subordinate to the Ground Lease. Tenant shall not do any act or thing which may constitute a breach or violation of any provision of the Ground Lease. Landlord covenants that its shall not amend, modify or terminate the Ground Lease without the prior consent of Tenant. Landlord shall promptly give Tenant a copy of any default notice given or received in connection with the Ground Lease.

                                   ARTICLE 24
                               CERTAIN DEFINITIONS

      SECTION 24.1. Certain Definitions. Whenever used in this Lease, the following terms shall have the indicated meanings:

      Affiliate: As to any party, means a Person who directly or indirectly controls, is controlled by, or is under common control with, such party.

      Alteration: Any improvement, repair, change or alteration to the Premises, including, without limitation, Tenant Improvements.

      Building Equipment: All machinery, apparatus, equipment, personal property, fixtures and systems of every kind and nature whatsoever now or hereafter attached to, or used in connection with the operation or maintenance of, the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning, and any and all renewals and replacements, but excluding (i) Tenant's Property, (ii) property of any other tenant or Landlord, (iii) property of contractors servicing the Building and
(iv) water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

      Business Days: Monday through Friday, other than Federal or New York State legal holidays, and such other days as shall be designated as holidays by the applicable operating engineers' union or building service employees' union contract.

      Business Hours: From 8:00 a.m. to 6:00 p.m. on Business Days.

      Hazardous Material: Any chemical, material, element, compound, solution, mixture, substance or other matter of any kind which is a hazardous substance, hazardous material or words to similar effect as defined in any law, or to which exposure is prohibited, limited or regulated by law.

      law(s): The terms "law," "laws," "provisions of law," "requirements of law," and words of similar import shall mean present and future laws, statutes, ordinances, codes (including building and fire codes), rules, regulations, requirements, judgments, arbitration awards or decisions, rulings, decrees, executive, judicial and other orders and directives of any or all of the federal, state, county and city governments and all agencies, authorities, bureaus, courts, departments, subdivisions, or offices thereof, and of any other governmental, public or quasi-public authorities (including the board of fire underwriters or other insurance body) having jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force. References to specific statutes include (a) successor statutes of similar purpose and import and (b) all rules, regulations and orders made thereunder.

      Lease Year: As defined in Section 5.1.2.

      Person: A natural person, firm, corporation, partnership, joint venture, trust (including any beneficiary thereof), association, unincorporated association or other form of business or legal entity, as the case may be.

      Termination Date: The Expiration Date or any earlier date on which the Lease Term terminates.

                                   ARTICLE 25
                                 RENEWAL OPTION

      25.1. Grant of Option. Tenant shall have the option to extend the Lease Term subject to and upon the terms and conditions contained in this Article 25 as follows:

      25.1.1. Option. Tenant shall have the option (the "Option") to extend the Lease Term for an additional term of ten (10) years (the "Renewal Term"), commencing on the day immediately following the Expiration Date (the "Renewal Term Commencement Date") and ending on the day immediately preceding the tenth
(10th) anniversary of the commencement of the Renewal Term.

      25.1.2. Generally. The Renewal Term shall be upon the same terms and conditions as are provided for in this Lease, except that:

            (a) there shall be no further option to renew pursuant to this
      Article 25 or otherwise;

            (b) the Base Rent payable for the Renewal Term (the "Renewal Base Rent") shall be equal to the Fair Market Rental Value of the Premises determined pursuant to Section 25.1.5;

            (c) Landlord shall not be obligated to perform any work, supply any materials or incur any expense (including the granting of any allowance to Tenant with respect thereto) in connection with the renewal; and

            (d) Tenant shall not be entitled to a credit against Base Rent, or other rent concession or to an abatement of Base Rent in connection with the renewal.

      25.1.3. Exercise. The Renewal Option may be exercised only by giving written notice thereof (the "Renewal Notice") to Landlord before the first day of the twelfth (12th) month prior to the Renewal Term Commencement Date.

      25.1.4. Fair Market Rental Value. The "Fair Market Rental Value" of the Premises for the Renewal Term shall be the rental value of the Premises as of the first day of such Renewal Term expressed as an amount of money per square foot of Rentable Area determined as if the Premises were available in the then current rental market for comparable space, and assuming that Landlord has had a reasonable time to locate a tenant who rents and that neither Landlord nor the prospective tenant is under any compulsion to rent, but taking into account the following factors and additional assumptions:

            (a) the lease will be for a term equal to the Renewal Term;

            (b) Tenant will pay Taxes and Operating Expenses;

            (c) to the extent the Premises are compared with other space, the rentable area of such other space shall be measured in the same manner as the Rentable Area of the Premises; and

            (d) the Fair Market Rental Value shall be calculated as if Landlord will be bearing the expense of a standard brokerage commission in the then current rental market for a term equal to the Renewal Term.

            (e) Landlord will not be providing any tenant concessions.

            The term "tenant concessions" shall include, without limitation, free rent, moving expenses, standard tenant improvement allowances or work letter, Landlord's assumption or buy-out of existing leases and any other Landlord contributions.

      25.1.5. Determination of Fair Market Rental Value. Within sixty (60) days after Landlord's receipt of the Renewal Notice, Landlord shall notify Tenant ("Landlord's Notice") of Landlord's opinion of the Fair Market Rental Value of the

Premises for the Renewal Term. If Tenant, within thirty (30) days of its receipt of Landlord's Notice, does not dispute the same by notice to Landlord, then Landlord's notice shall be binding on Tenant and the amount set forth therein shall constitute the Fair Market Rental Value.

      25.1.5.1. If Tenant shall timely dispute Landlord's Notice and Landlord and Tenant are unable to agree upon the Fair Market Rental Value within thirty
(30) days of the date Tenant disputed Landlord's Notice, then, within ten (10) days thereafter, Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator appointed by the party giving such notice. If either party shall fail to give notice of such designation, then the arbitrator chosen shall make the determination alone. If two arbitrators have been designated, such two arbitrators shall consult with each other and shall, not later than the ninetieth (90th) day after the date Tenant disputed Landlord's Notice, make their determinations of the Fair Market Rental Value in writing and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have thirty (30) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Fair Market Rental Value. If such two arbitrators shall concur as to the determination of the Fair Market Rental Value, such determination shall be final and binding upon Landlord and Tenant. If such two arbitrators shall fail to concur, then such two arbitrators, within the next twenty (20) days, shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within such twenty (20) day period, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be independent and have had at least ten (10) years experience in the business of appraising or leasing commercial office space in Nassau County. The third arbitrator shall conduct such hearings and investigations on an expedited basis as such arbitrator may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations (and no other) of the two arbitrators originally selected by the parties and that choice by the third arbitrator shall be binding upon Landlord and Tenant.

      25.1.5.2. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 25.1.5, including the expenses and fees of any arbitrator appointed by it in accordance with the provisions of this Section 25.1.5, and the parties shall share equally all other expenses and fees of any third arbitrator. The award in arbitration rendered in accordance with this Section 25.1.5 shall be final, conclusive and binding in fixing the Fair Market Rental Value. Such award shall not be appealable. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. Any arbitration under this Section 25.1.5 shall be conducted (a) in the County of Nassau, State of New York, and (b) except as otherwise provided in this Section 25.1.5, in accordance with the rules of the American Arbitration Association (or its successor).

      25.1.6. Renewal Term Interim Rent. If for any reason the Fair Market Rental Value and, accordingly, the Base Rent, shall not have been determined prior to the

Renewal Term Commencement Date, then until such Fair Market Rental Value and, accordingly, such Base Rent shall have been finally determined, the Base Rent shall be equal to the product of (a) the Rentable Area of the Premises multiplied by (b) the then current Base Rent per square foot of Rentable Area (the "Renewal Term Interim Base Rent"). Promptly after such final determination, an appropriate retroactive adjustment shall be made reconciling the amount of Base Rent determined to have been payable by Tenant from and after the Renewal Term Commencement Date and the amount Tenant actually paid to Landlord as Renewal Term Interim Base Rent prior to such final determination, and the party owing the other party pursuant to such reconciliation shall promptly make payment therefor with interest thereon at the Interest Rate from the date Tenant actually paid such Renewal Term Interim Base Rent until the date such reconciliation payment is made.

                                   ARTICLE 26
                              RIGHT OF FIRST OFFER

      SECTION 26.1. Procedure. If at any time during the term of this Lease Landlord shall desire to sell all or any portion of the Premises, Landlord shall give to Tenant written notice (the "Sale Notice") of such intention and the terms and conditions (set forth with reasonable specificity) on which it will offer the same for sale. Tenant shall have the right to make such purchase on the terms and conditions set forth in Landlord's Sale Notice, to be exercised by written notice to Landlord within thirty (30) days after the giving of the Sale Notice, accompanied by a certified check payable to Landlord equal to ten (10%) percent of the purchase price. If Tenant shall exercise such right within said 30-day period, the closing of title shall be held on a date to be set forth in Tenant's notice of exercise, which shall be not less than 30 days nor more than 120 days after the date of Tenant's notice. If Tenant shall not exercise such right within said 30 day period or shall notify Landlord within such period that it has waived such right, and within nine (9) months after the giving of the Sale Notice, Landlord receives a bona fide offer from a purchaser to make such purchase at a price which is not less than 95% of the price and otherwise on terms not materially less favorable to Landlord than those set forth in the Sale Notice, Landlord shall be free to sell to such purchaser on such terms; provided that if such sale shall not be consummated within nine (9) months of the giving of such Sale Notice, Tenant's first right to purchase shall be re-activated and the foregoing provisions of this Section 26.1 shall apply to any future sale. Tenant's right of first offer shall not survive a sale of the Premises by Landlord in accordance with this Section 26.1.

      SECTION 26.2. No Effect. Any sale or transfer in violation of Section 26.1 shall be of no force or effect.

                                   ARTICLE 27
                     INDUSTRIAL DEVELOPMENT AGENCY APPROVALS

      SECTION 27.1. Lease Contingent on Approvals. Notwithstanding anything contained in this Lease to the contrary, this Lease and Tenant's obligation to perform hereunder is subject to and contingent upon Tenant's receipt of an inducement resolution from the Town of Hempstead Industrial Development Agency or Nassau County Industrial Development Agency granting (a) abatements of sales taxes for a ten-year period for the personal property to be acquired after the date of such resolution and utilized at the Premises, and (b) abatements of real estate taxes for a period of ten years resulting from any increase in the assessed value of the Premises over that existing on the date hereof which are based upon the improvements to be made to the Premises by Landlord in accordance with the provisions of this Lease and any improvements made by Tenant during the term of the Lease. In the event such resolution is not enacted and delivered to Tenant by September 30, 1997, Tenant may terminate this Lease upon ten (10) days notice to Landlord. Upon Landlord's request, Tenant shall promptly execute a letter in form reasonably acceptable to Tenant which shall confirm the receipt of such resolution.

                                   ARTICLE 28
                   LANDLORD'S FURNITURE AND PERSONAL PROPERTY

      SECTION 28.1. Use of Landlord's Personal Property. The Rent set forth herein includes payment by Tenant for the right to use the Landlord's furniture and personal property set forth on Exhibit C attached hereto. Throughout the Term of this Lease, Tenant shall maintain such personal property in the condition in which it exists on the Term Commencement Date, reasonable wear and tear excepted. Landlord shall leave such personal property at the Premises so that all such property is in the Premises on the Term Commencement Date.

      IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease by their respective duly authorized representatives as of the day and year first above written.

LANDLORD:                                    EAGLE INSURANCE COMPANY,
                                               a New Jersey corporation.

                                             By: /s/ Robert M. Wallach
                                                 -------------------------------
                                                 Name: Robert M. Wallach
                                                       -------------------------
                                                 Title: CEO
                                                        ------------------------


TENANT:                                      THE NPD GROUP, INC.
                                               a New York corporation.

                                             By: /s/ Lanny Catz
                                                 -------------------------------
                                                 Name: Lanny Catz
                                                       -------------------------
                                                 Title: Sr. Vice President
                                                        ------------------------

                                   EXHIBIT A

                                   Floor Plan

                                  [Floor Plan]

                               [GRAPHIC OMITTED]

                                   EXHIBIT B

                                      Land

                        DESCRIPTION 0F 5.682 ACRE PARCEL
                             SITUATED AT UNIONDALE

ALL THAT CERTAIN PART, PIECE OR PARCEL OF LAND LYING, BEING AND SITUATE AT UNIONDALE, TOWN OF HEMPSPEAD, COUNTY OF NASSAU, STATE OF NEW YORK

BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

      BEGINNING at a point on the easterly side of Charles Lindbergh Boulevard, said portion of Charles Lindbergh Boulevard running in a generally north-south direction and being the southerly extension of Quentin Roosevelt Boulevard, said Point of Beginning being the point of curvature of an arc connecting the easterly side of Charles Lindbergh Boulevard (running north-south) and the southerly side of Charles Lindbergh Boulevard (running generally east-west);

      RUNNING thence from said Point of Beginning, along the easterly side of Charles Lindbergh Boulevard, in a northeasterly direction, along the arc of a curve, bearing to the right, having a radius of 276.00 feet, a distance of
435.90 feet to the southerly side of Charles Lindbergh Boulevard;

      RUNNING thence easterly along the southerly side of Charles Lindbergh Boulevard, North 73(degrees) 24' 46" East, 54.99 feet to a point;

      Running thence easterly along the new southerly side of Charles Lindbergh Boulevard the following two courses and distances:

      1)    Along the arc of a curve bearing to the right, having a radius of
            396.00 feet, a distance of 54.80 feet to a point.

      2)    Along the arc of a curve bearing to the right, having a radius of
            676.00 feet, a distance of 65.23 to a point and Land of the County of Nassau.

      RUNNING thence southerly along said land South 17(degrees) 04' 40.5" East,
568.24 to a point;

      RUNNING thence westerly, still along Land of the County of Nassau South 72(degrees) 55' 19.5" West, 451.91 feet to the easterly side of Charles Lindbergh Boulevard;

      RUNNING thence northerly along the easterly side of Charles Lindbergh Boulevard North 17(degrees) 04' 40.5" West, 309.62 feet to the Point or Place of Beginning.

      All other clauses in the aforementioned lease shall remain in full force and effect.

                                   EXHIBIT C

                               Delivery Schedule

                                  [Floor Plan]

                               [GRAPHIC OMITTED]

==============================================================================================================
ROBERT PLAN/NPD SPACE SCHEDULE
--------------------------------------------------------------------------------------------------------------
BUILDING SIZE                        70,400 square feet
--------------------------------------------------------------------------------------------------------------
RENT PER SQ FT                          $10
--------------------------------------------------------------------------------------------------------------
ANNUAL                             $704,000
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                            POSSESSION        PRO RATA      RENT
--------------------------------------------------------------------------------------------------------------
SECTION         SIZE        DATE              SHARE         Areas A&D* Start 30 days from Lease Execution
--------------------------------------------------------------------------------------------------------------
            A      11,000   Lease execution            16%                                            $110,000
--------------------------------------------------------------------------------------------------------------
          A-1       7,700            9/1/97            11%                                             $77,000
--------------------------------------------------------------------------------------------------------------
          A-2       4,000           10/1/97             6%                                             $40,000
--------------------------------------------------------------------------------------------------------------
            B       6,300          12/31/97             9%                                             $63,000
--------------------------------------------------------------------------------------------------------------
          B-1      16,000            2/1/98            23%                                            $160,000
--------------------------------------------------------------------------------------------------------------
            C      13,500            6/1/98            19%                                            $135,000
--------------------------------------------------------------------------------------------------------------
            D      11,900   Lease Execution            17%                                            $119,000
-------------=================================================================================================
        TOTAL      70,400                             100%                                            $704,000
--------------------------------------------------------------------------------------------------------------

==============================================================================================================
                *NOTE: Tenant to pay 50% of Area D commencing 30 days from Lease execution and
--------------------------------------------------------------------------------------------------------------
                                   balance upon full possession as follows
--------------------------------------------------------------------------------------------------------------
                Tenant Share        $59,500       30 days
--------------------------------------------------------------------------------------------------------------
                                    $59,500        6/1/98
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
SECTION            SQUARE                 AREA              Furniture (Fixtures Remain)
--------------------------------------------------------------------------------------------------------------
BREAKDOWNS           FEET
--------------------------------------------------------------------------------------------------------------
A                  11,000 Claims                            Remain (Workstations & Panels)
--------------------------------------------------------------------------------------------------------------
A-1                 2,400 Payroll                           Remain (Workstations & Panels)
--------------------------------------------------------------------------------------------------------------
A-1                 2,300 File & Mail                       Empty/Remove verticals by 2/1/98
--------------------------------------------------------------------------------------------------------------
A-1                 3,000 Human Resources                   Remain (Workstations & Panels)
--------------------------------------------------------------------------------------------------------------
A-2                 4,000 Purchasing                        Landlord Option
--------------------------------------------------------------------------------------------------------------
      subtotal     22,700
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
B                   3,600 Quality Control                   Landlord Option
--------------------------------------------------------------------------------------------------------------
B                   2,700 M.I.S.                            Landlord Option
--------------------------------------------------------------------------------------------------------------
B-1                13,000 Executive                         Landlord Option
--------------------------------------------------------------------------------------------------------------
B-1                 3,000 LWC                               Landlord Option
--------------------------------------------------------------------------------------------------------------
      subtotal     22,300
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
C                   9,500 Finance                           Landlord Option
--------------------------------------------------------------------------------------------------------------
                    2,500 Training                          Landlord Option
--------------------------------------------------------------------------------------------------------------
                    1,500 1/2 Board/Media Room              Landlord Option
--------------------------------------------------------------------------------------------------------------
      subtotal     13,500
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
D (Shared)
--------------------------------------------------------------------------------------------------------------
Hallways            4,000
--------------------------------------------------------------------------------------------------------------
Cafeteria           4,100                                   Remain (Chairs, Tables, Equipment)
--------------------------------------------------------------------------------------------------------------
Reception             800                                   Landlord Option
--------------------------------------------------------------------------------------------------------------
Computer            1,200                                   Remain Floors, Lieberts, UPS (excl. Phone/MIS)
--------------------------------------------------------------------------------------------------------------
Board/1/2
  Media Room        1,500                                   Landlord Option
--------------------------------------------------------------------------------------------------------------
Loading               300                                   Remain
--------------------------------------------------------------------------------------------------------------
      subtotal     11,900
--------------------------------------------------------------------------------------------------------------
TOTAL              70,400
==============================================================================================================

                                    EXHIBIT D

                            LEASE COMMENCEMENT LETTER

                             EAGLE INSURANCE COMPANY
                                    [address]

                                                             _____________, 19__

The NPD Group, Inc.
900 West Shore Road
Port Washington, NY 11050

Attention: _____________

            Re: Lease dated August __, 1997 by and between Eagle Insurance Company, Landlord, and The NPD Group, Inc., Tenant (the "Lease").

Dear Sir or Madam:

      We wish to confirm that the Term Commencement Date of the Lease is __________, 1997, and that the Expiration Date is ____________, 20__.

      If the above accurately reflects your understanding of the Term Commencement Date and the Expiration Date, kindly countersign this letter where indicated below and return the same to us at the above address.

                                        Sincerely,


                                        -------------------------
                                        Name:
                                        Title:

AGREED AND CONSENTED TO:

[TENANT]

By:
    --------------------
    Name:
    Title:

Date
    --------------------